Execution Copy

SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT
dated January 10, 2019

with effect from July 1, 2018 among
ATAIROS GROUP, INC.,
as the Company,

COMCAST AG HOLDINGS, LLC,
as a Shareholder,

COMCAST SPECTACOR VENTURES, LLC,

as a Shareholder,

ATAIROS PARTNERS, L.P.,
as a Shareholder,

ATAIROS MANAGEMENT, L.P.,
as the Manager, and
solely for purposes of the Comcast Provisions,
COMCAST CORPORATION

TABLE OF CONTENTS

Article 1 Page
Definitions                                        1

Section 1.01.	Definitions. 1

Section 1.02.	Other Definitional and Interpretative Provisions. 19

Article 2
Purposes; Investments; Issuance of Company Securities                20

Section 2.01.	Business Purpose. 20

Section 2.02.	Investments. 20

Section 2.03.	Temporary Investment of Funds. 21

Section 2.04.	Original Issuance of Company Securities. 21

Article 3
Management of the Company; the Manager                        22

Section 3.01.	Management Generally. 22

Section 3.02.	Memorandum and Articles of Association Provisions. 22

Section 3.03.	The Manager. 22

Section 3.04.	Cause Event. 23

Article 4
Consent Rights                                    24

Section 4.01.	Actions Requiring Consent. 24

Section 4.02.	Further Agreements with Respect to Actions Requiring

Consent.	26

Section 4.03.	Core Business Determination. 26

Article 5
Restrictions on Transfer                                27

Section 5.01.	General Restrictions on Transfer. 27

Section 5.02.	Legends. 27

Section 5.03.	Restrictions on Transfers; Comcast Permitted Transferees28

Article 6
Capital Commitments and Capital Contributions                    31

Section 6.01.	Capital Commitments. 31

Section 6.02.	Drawdowns. 32

Section 6.03.	Reinvestment. 34

Article 7
Expenses                                        34

Section 7.01.	Definition and Payment of Manager Expenses. 34

Section 7.02.	Definition and Payment of Company Expenses. 35
Article 8
Distributions; Allocations; Capital Accounts                        36

Section 8.01.	Distributions Generally. 36

Section 8.02.	Distributions of Proceeds of Investments. 36

Section 8.03.	Other Provisions Applicable to Distributions. 37

Section 8.04.	Tax Distributions. 39

Section 8.05.	Other General Principles of Distribution. 40

Section 8.06.	Capital Account. 43

Section 8.07.	Allocations. 44

Section 8.08.	Special Allocations. 45

Section 8.09.	Revaluations. 46

Section 8.10.	Tax Allocations. 46

Section 8.11.	Change in Interests During a Tax Year. 46

Article 9
Right of First Offer                                    46

Section 9.01.	Right of First Offer. 46

Article 10
Certain Covenants and Agreements                            48

Section 10.01.	Confidentiality. 48

Section 10.02.	Reports. 51

Section 10.03.	Other Information and Assistance. 52

Section 10.04.	Conflicting Agreements. 52

Section 10.05.	Business Opportunity. 53

Section 10.06.	Indemnification; Exculpation; Advancement of Expenses. 54

Section 10.07.	Co-Investors. 57

Section 10.08.	Additional Comcast Rights. 58

Section 10.09.	Advisory Board. 60

Section 10.10.	Comcast Executive Committee. 60

Section 10.11.	Administrative Services. 60

Section 10.12.	Non-solicitation; Non-hire. 60

Section 10.13.	Accountants. 61

Section 10.14.	FCC Order; DOJ Order. 61

Section 10.15.	Non-Affiliation of Comcast and the Company. 61

Section 10.16.	HSR Filings. 62

Section 10.17.	Manager and ManagementCo Shareholder Actions 62
Requiring Consent.

Section 10.18.	Exclusivity. 62

Section 10.19.	Certain Tax Matters. 62

Section 10.20.	Tax Year. 67

Section 10.21.	Portfolio Company Debt. 67

Section 10.22.	Comcast Securities. 67
Article 11
Winding-Up and Dissolution of the Company                    68

Section 11.01.	Winding-Up of the Company. 68

Section 11.02.	Clawback. 69
Article 12
Miscellaneous    71

Section 12.01.	Binding Effect; Assignability; Benefit. 71

Section 12.02.	Notices. 71

Section 12.03.	Amendment; Waiver; Consent. 74

Section 12.04.	Fees and Expenses. 74

Section 12.05.	Governing Law. 75

Section 12.06.	Jurisdiction. 75

Section 12.07.	WAIVER OF JURY TRIAL. 75

Section 12.08.	Specific Performance. 75

Section 12.09.	Counterparts; Effectiveness. 75

Section 12.10.	Entire Agreement. 75

Section 12.11.	Severability. 76

Section 12.12.	Guarantee. 76

Section 12.13.	Representations. 77

Section 12.14.	Safe Harbor Rules. 78

Section 12.15.	Advisers Act. 79

Schedule I    Capitalization; Capital Commitments Schedule II    Comcast Core Business Exclusions Schedule III    Cash Management Policy
Schedule IV    Strategic Co-Investor Exclusions

SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT

SECOND AMENDED AND RESTATED SHAREHOLDERS AGREEMENT
(this “Agreement”) dated January 10, 2019 with effect from July 1, 2018 among

(i)	Atairos Group, Inc., a Cayman Islands exempted company (the “Company”),
(ii)Comcast AG Holdings, LLC, a Delaware limited liability company (“Comcast AG Shareholder”), (iii) Comcast Spectacor Ventures, LLC, a Delaware limited liability company (“Comcast Spectacor Shareholder” and together with Comcast AG Shareholder referred to individually and collectively herein as “Comcast Shareholder”), Atairos Partners, L.P., a Cayman Islands exempted limited partnership (“ManagementCo Shareholder”), (v) Atairos Management, L.P., a Delaware limited partnership (the “Manager”), and (vi) solely for purposes of the Comcast Provisions, Comcast Corporation, a Pennsylvania corporation (“Comcast”).

W I T N E S S E T H :

WHEREAS, as of November 24, 2015, and effective as of January 1, 2016, the Company, Comcast AG Shareholder, ManagementCo Shareholder, the Manager and Comcast (solely for purposes of the Comcast Provisions) entered into a Shareholders Agreement (the “Original Agreement”), pursuant to which on January 1, 2016, the Company issued to Comcast AG Shareholder and ManagementCo Shareholder Company Securities in the amounts set forth on Schedule I to the Original Agreement;

WHEREAS, the parties to the Original Agreement entered into the First Amendment dated September 15, 2016, the Second Amendment dated July 28, 2017 and the Third Amendment dated February 21, 2018;

WHEREAS, the Original Agreement was amended and restated in its entirety by the Amended and Restated Shareholders Agreement, dated as of March 31, 2018 (the “First Amended Agreement”), pursuant to which the Company issued to Comcast Spectacor Shareholder Company Securities as set forth on Schedule I to the First Amended Agreement; and

WHEREAS, the parties hereto now desire to amend and restate the First Amended Agreement in its entirety to amend certain provisions of the First Amended Agreement to govern the parties’ rights, duties and obligations.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE 1
Definitions

Section 1.01.    Definitions.

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(a)As used in this Agreement, the following terms have the following meanings:
“Advisers Act” means the U.S. Investment Advisers Act of 1940.
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided that, for the avoidance of doubt, (i) neither Comcast Shareholder nor any of its Affiliates shall be deemed an “Affiliate” of any of the Company, ManagementCo Shareholder, the Manager or any of their respective Affiliates and (ii) none of the Company, ManagementCo Shareholder, the Manager or any of their respective Affiliates shall be deemed an “Affiliate” of Comcast Shareholder or any of its Affiliates; provided, further, that no Portfolio Company, Subsidiary of any Portfolio Company or Affiliate of any Portfolio Company which is controlled by such Portfolio Company shall be an Affiliate of the Company, ManagementCo Shareholder, the Manager or any of their respective Affiliates. For the purpose of this definition, the term “control” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.
“Alternative Investment Vehicle” means any Person formed for the purpose of making any Investment in accordance with Section 2.02(b).
“Applicable Law” means, with respect to any Person, any transnational, domestic or foreign federal, state or local (statutory, common or otherwise) constitution, treaty, convention, ordinance, code, rule, regulation, order, injunction, judgment, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority (including, for the avoidance of doubt, consent decrees, commitments, conditions and other similar obligations) that is binding upon or applicable to such Person.
“Asset Ratio” means, with respect to any repurchase of Shares in accordance with Section 8.05(g) at any time, the Class I-A AG Asset Ratio, the Class I-A Spectacor Asset Ratio, the Class I-B Asset Ratio or the Class II Asset Ratio, as the context may require.
“Available Capital Commitment” means, with respect to any Shareholder at any time, the excess, if any, of (a) such Shareholder’s Capital Commitment at such time over (b) such Shareholder’s aggregate Capital Contributions made prior to such time (including Capital Contributions to fund Company Expenses, but excluding Capital Contributions made by Comcast Shareholder to fund the Management Fee), subject to adjustment as provided in Section 6.03. The calculation prior to July 1, 2018 of each Shareholder’s Available Capital Commitment shall utilize such Shareholder’s Capital Commitment indicated on Schedule I to this Agreement as effective as of January 1, 2016 (but after giving effect to the admission of Comcast Spectacor Shareholder as a Shareholder) and the definition of “Available Capital Commitment” set forth in this Agreement as in effect at such time.

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“Available Commitment Percentage” means, with respect to any Shareholder at any time, the percentage derived by dividing such Shareholder’s Available Capital Commitment at such time by the aggregate amount of the Available Capital Commitments of all Shareholders at such time.
“Board” means the board of directors of the Company.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by Applicable Law to close.

“Capital Commitment” means, with respect to any Shareholder at any time, the amount specified as such Shareholder’s “Capital Commitment” on, and subject to adjustment as provided in, Schedule I to this Agreement, which amount shall be equal to such Shareholder’s Original Capital Commitment plus its Non-U.S. Capital Commitment. For the avoidance of doubt, the Capital Commitment of Comcast AG Shareholder set forth on Schedule I to the Original Agreement was reduced by the Capital Commitment of Comcast Spectacor Shareholder set forth on Schedule I to the First Amended Agreement.
“Capital Contribution” means, with respect to any Shareholder, the subscription price paid by such Shareholder for additional Class I Shares to be issued by the Company in respect of an Investment or Company Expense pursuant to Article 6, including, in the case of Comcast AG Shareholder, in respect of the Management Fee.

“Carrying Value” means, with respect to any asset of the Company other than money, such asset’s adjusted basis for U.S. federal income tax purposes, except that:
(i)    the initial Carrying Value of any asset contributed by a Shareholder to the Company shall be the Fair Market Value of such asset on the date of the contribution, as determined by the Manager in its reasonable discretion;
(ii)    the Carrying Value of all assets of the Company may be adjusted to equal their respective Fair Market Values pursuant to Section 8.09;
(iii)    as of the date on which any Company asset is distributed to a Shareholder in kind, the Carrying Value of such asset shall be adjusted to equal the Fair Market Value of such asset on such date, as determined by the Manager in its reasonable discretion pursuant to Section 8.05(b);
(iv)    the Carrying Value of an asset shall be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses, rather than by the depreciation, amortization or other cost recovery allowable with respect to such asset for U.S. federal income tax purposes; and
(v)    the Carrying Value of the Company’s assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Section 734(b) of the Code or Section 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Account balances pursuant to

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U.S. Treasury Regulations Section 1.704-1(b)(2)(iv)(m) and clause (vi) of the definition of “Profits” and “Losses.”
“Cause Event” means the occurrence of any of the following events: (i) a material breach by the Company, ManagementCo Shareholder or the Manager of its obligations under this Agreement or by the Manager of its obligations under the Management Agreement and, in either case, such breach results in a material adverse effect on the Company and such breach (if capable of being cured) has not been cured prior to the 10th Business Day following written notice thereof delivered to the Company, ManagementCo Shareholder or the Manager, as applicable, by Comcast, (ii) the felony conviction (including by plea of no contest) of the Initial CEO, any successor chief executive officer of the Manager or the Company, ManagementCo Shareholder or the Manager to a crime constituting fraud or embezzlement, (iii) any act or omission by the Initial CEO, any successor chief executive officer of the Manager or the Company, ManagementCo Shareholder or the Manager that results in a material adverse effect on the Company and which act or omission constitutes fraud, willful misconduct or recklessness, or (iv) a judgment or order (other than any temporary, preliminary or similar injunction, judgment or order) issued by a court or governmental body of competent jurisdiction finding that ManagementCo Shareholder, the Manager, the Initial CEO or any successor chief executive officer of the Manager or the Company has engaged in willful misconduct, fraud or recklessness in connection with the performance of such Person’s duties to the Company.
“Class I Shareholder” means a Shareholder holding Class I Shares.
“Class I Shares” means Class I-A Shares and Class I-B Shares.
“Class I-A AG Asset Ratio” means, with respect to any repurchase of Shares from Comcast AG Shareholder in accordance with Section 8.05(g) at any time, the percentage determined by dividing (i) the aggregate Distribution Tier Return Amounts for Comcast AG Shareholder in respect of the distribution event giving rise to such repurchase, by (ii) the aggregate amounts that would be distributable to Comcast AG Shareholder at such time based on a hypothetical liquidation of the Company as if all Company Assets were sold at the Quarterly Value thereof.

“Class I-A Shareholder” means a Shareholder holding Class I-A Shares.
“Class I-A Shares” means the Class I-A Shares, par value US$0.0001 per share, of the Company.
“Class I-A Spectacor Asset Ratio” means, with respect to any repurchase of Shares from Comcast Spectacor Shareholder in accordance with Section 8.05(g) at any time, the percentage determined by dividing (i) the aggregate Distribution Tier Return Amounts for Comcast Spectacor Shareholder in respect of the distribution event giving rise to such repurchase, by (ii) the aggregate amounts that would be distributable to Comcast Spectacor Shareholder at such time based on a hypothetical liquidation of the Company as if all Company Assets were sold at the Quarterly Value thereof.

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“Class I-B Asset Ratio” means, with respect to any repurchase of Class I-B Shares from ManagementCo Shareholder in accordance with Section 8.05(g) at any time, the percentage determined by dividing (i) the aggregate Distribution Tier Return Amounts for Class I-B Shares in respect of the distribution event giving rise to such repurchase, by (ii) the aggregate amounts that would be distributable to ManagementCo Shareholder in respect of its Class I-B Shares at such time based on a hypothetical liquidation of the Company as if all Company Assets were sold at the Quarterly Value thereof.
“Class I-B Shares” means the Class I-B Shares, par value US$0.0001 per share, of the Company.
“Class II Asset Ratio” means, with respect to any repurchase of Class II Shares from ManagementCo Shareholder in accordance with Section 8.05(g) at any time, the percentage determined by dividing (i) the aggregate Distribution Tier Return Amounts for Class II Shares in respect of the distribution event giving rise to such repurchase, by (ii) the aggregate amounts that would be distributable to ManagementCo Shareholder in respect of its Class II Shares at such time based on a hypothetical liquidation of the Company as if all Company Assets were sold at the Quarterly Value thereof .
“Class II Distribution” means any amount distributed to the holder of Class II Shares pursuant to Section 8.02(e)(ii), 8.02(f) or 8.02(g) or (to the extent attributable to Section 8.02(e)(ii), 8.02(f) or 8.02(g)), Section 11.01(b).
“Class II Shareholder” means the Shareholder holding Class II Shares.
“Class II Shares” means the Class II Shares, par value US$0.0001 per share, of the Company.
“Code” means the U.S. Internal Revenue Code of 1986.
“Comcast Core Business” means a core business of Comcast and its Subsidiaries; provided that no business set forth on Schedule II shall constitute a “Comcast Core Business” (it being understood that the businesses set forth on Schedule II are provided merely as examples of businesses that are not Comcast Core Businesses, and the failure to include any business on Schedule II does not create any implication that any such omitted business is, or is not, a Comcast Core Business).
“Comcast Indemnified Party” means any of the following parties: (i) each Comcast Shareholder, (ii) each Affiliate of each Comcast Shareholder, (iii) each partner, stockholder, member, director, officer, fiduciary, manager, controlling Person, employee and agent of each Comcast Shareholder or any Affiliate of each Comcast Shareholder and (iv) each partner, stockholder, member, director, officer, fiduciary, manager, controlling Person, employee and agent of any Person specified in clause (iii) of this sentence; provided, however, that any stockholder of Comcast shall not be a Comcast Indemnified Party if such Person would be a Comcast Indemnified Party solely by reason of such Person’s status as a stockholder of Comcast.

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“Comcast Investment Vehicle” means any Alternative Investment Vehicle in which Comcast Shareholder (or any Affiliate thereof) participates or owns an interest, directly or indirectly.
“Comcast Permitted Affiliate Transferee” means Comcast, any Comcast Successor or any Subsidiary of Comcast or any Comcast Successor.
“Comcast Permitted Spin Transferee” means any Person to whom Company Securities are Transferred in connection with a Comcast Spin Transaction; provided that such Person has, and demonstrates to the reasonable satisfaction of the Manager, the financial wherewithal to honor (i) in the case of a Transfer of all of Comcast Shareholder’s Company Securities to such Person, Comcast Shareholder’s obligations under this Agreement and the Memorandum and Articles of Association or (ii) in the case of a Partial Spin Transfer, the obligations of Comcast Shareholder under this Agreement and the Memorandum and Articles of Association that are indirectly allocated to such Person pursuant to Section 5.03(c)(ii).
“Comcast Permitted Transferee” means a Comcast Permitted Affiliate Transferee or a Comcast Permitted Spin Transferee.
“Comcast Provisions” means Sections 10.03, 10.08, 10.09, 10.10 and 10.11 and Article 12.
“Comcast Shareholder Rights and Obligations” means all rights and obligations that apply to Comcast Shareholder under this Agreement and the Memorandum and Articles of Association.
“Comcast Spin Transaction” means a demerger, spinoff, splitoff or similar transaction involving the separation of any Comcast businesses by means of a distribution to Comcast shareholders.
“Comcast Successor” means any entity (i) into which Comcast merges, (ii) to which Comcast transfers all or substantially all of its assets or (iii) of which Comcast becomes a Subsidiary as part of a reorganization, restructuring or other transaction (or, if such entity has an ultimate parent company, the ultimate parent company of such entity).
“Commencement Date” means January 1, 2016 or such other date as may be mutually agreed by Comcast and the Manager.
“Commitment Period” means the period commencing on the Commencement Date and ending on the earlier to occur of (i) the close of business on the tenth anniversary of the Commencement Date (or, if such day is not a Business Day, the first Business Day following the tenth anniversary of the Commencement Date), subject to extension for up to two additional years in the sole discretion of the Manager by notice to each Shareholder, which notice may not be given earlier than the ninth anniversary of the Commencement Date or later than the nine year and nine month anniversary of the

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Commencement Date; and (ii) the early termination of the Commitment Period pursuant to Section 6.01(c).
“Communications Act” means the U.S. Communications Act of 1934, together with the written orders, policies and decisions of the FCC.

“Company Debt” means the aggregate Debt of the Company and its Subsidiaries.

“Company Debt Ratio” means, as of any determination date, the ratio of (i) the Company Debt as of such date to (ii) the Unreturned Capital Amount as of such date.

“Company Entities” means (i) the Company, (ii) any Comcast Investment Vehicle, (iii) any Subsidiary of the Company or of any Comcast Investment Vehicle, (iv) any Flow-Through Portfolio Company and any of its Subsidiaries that is treated either as a partnership or a disregarded entity for U.S. federal income tax purposes and (v) any Consolidated Portfolio Company and any of its Subsidiaries.

“Company Expenses Drawdown Amount” means the aggregate Capital Contributions to be made by the Shareholders with respect to Company Expenses in connection with any draw of Capital Contributions pursuant to Article 6.

“Company Securities” means (i) the Class I-A Shares, (ii) the Class I-B Shares and (iii) the Class II Shares.

“Consolidated Portfolio Company” means a Controlled Portfolio Company that is not a Flow-Through Portfolio Company and is required by Applicable Law to be included in a combined, consolidated or unitary tax return with Comcast or any of its Affiliates.

“Controlled Portfolio Company” means a Portfolio Company if the Company, directly or through one or more Subsidiaries, owns securities having a majority of the voting power in electing the board of directors (or analogous governing body) of such Portfolio Company or, in the case of a partnership, limited liability company or other similar entity that is not governed by a board of managers (or analogous governing body), the Company, directly or through one or more Subsidiaries, serves as general partner or managing member of such Portfolio Company.
“Convertible Security” means any security of a Portfolio Company that is exercisable or exchangeable for, or convertible into, any other security of such Portfolio Company, including warrants, options, convertible or exchangeable securities and other similar securities.
“Debt” means, with respect to any Person, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; (iii) all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments; (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services which are recorded as liabilities under GAAP, excluding trade payables arising in the ordinary

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course of business; (v) all obligations of such Person as lessee under any lease of any property which, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person; and (vi) all obligations of the types described in the preceding clauses (i) through (v) of other Persons guaranteed by such Person or secured by a lien on any asset of such Person, whether or not such obligation is assumed by such Person.

“Depreciation” means, with respect to any asset of the Company, the depreciation, amortization or other cost recovery deduction, if any, allowable with respect to such asset for U.S. federal income tax purposes, except that if the Carrying Value of such asset differs from such asset’s adjusted basis for U.S. federal income tax purposes, any Depreciation with respect to such asset shall be computed pursuant to U.S. Treasury Regulations Section 1.704-1(b)(2)(iv)(g) by reference to the Carrying Value of such asset, rather than by reference to the adjusted tax basis of such asset.
“Disposition” means any sale, exchange, transfer or other disposition of all or any portion of any Portfolio Company Securities.
“Distribution Tier” means each of Sections 8.02(a), 8.02(b), 8.02(c), 8.02(d), 8.02(e), 8.02(f) and 8.02(g).
“Eligible ROFO Holder” means, with respect to any Person, that one or more Eligible ROFO Persons collectively, directly or indirectly, (i) own equity securities issued by such Person that carry voting power representing at least 20% of the aggregate voting power of all classes of equity securities issued by such Person having the right to elect the board of directors (or analogous governing body) of such Person or (ii) otherwise exercise substantial influence over such Person (through the ownership of voting securities, by contract or otherwise).
“Eligible ROFO Persons” means (i) Brian L. Roberts, (ii) any lineal descendant or ancestor or sibling (by birth or adoption) of Brian L. Roberts, (iii) any spouse or former spouse of any of the foregoing, (iv) any legal representative or estate of any of the foregoing, (v) any trust (including a revocable trust, declaration trust or a voting trust), guardianship or custodianship for the benefit of any of the foregoing, and (vi) any corporation, private charitable foundation or other organization controlled by any of the foregoing (other than Comcast, the Comcast Permitted Spin Transferee or any of their respective controlled Affiliates).
“Excess Transaction Fees” means any Transaction Fees received by the Company or the Manager or any of its Affiliates that exceed the amount of subsequently payable Management Fees pursuant to the Management Agreement.
“Exchange Act” means the U.S. Securities Exchange Act of 1934.

“Fair Market Value” means, with respect to any assets, as of the relevant date of determination, the price that a willing buyer, not Affiliated with the seller and under no compulsion to buy, would pay in an arms-length transaction for such assets to a willing seller, under no compulsion to sell.

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“FCC” means the U.S. Federal Communications Commission.
“Flow-Through Portfolio Company” means a Controlled Portfolio Company treated either as a partnership or a disregarded entity for U.S. federal income tax purposes.
“GAAP” means generally accepted accounting principles in the United States.
“Governmental Authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.
“Governmental Order” means any order, decree, injunction or judgment of any Governmental Authority.
“Indemnified Party” means any Comcast Indemnified Party and any Manager Indemnified Party.
“Initial CEO” means Michael J. Angelakis.

“Initial CEO Event” means an event that shall be deemed to have occurred if the Initial CEO: (i) is no longer dedicated on a substantially full-time basis to the Company’s business; (ii) is not the Manager’s or the Company’s chief executive officer or lead investment professional; (iii) (a) does not control, directly or indirectly, the general partner of the Manager or does not hold, directly or indirectly, a majority of the voting power of the equity interests of the Manager entitled to vote generally, or (b) does not control, directly or indirectly, the general partner of ManagementCo Shareholder or does not hold, directly or indirectly, a majority of the voting power of the equity interests of ManagementCo Shareholder entitled to vote generally; or (iv) does not, together with any estate planning or similar vehicles of the Initial CEO, hold, directly or indirectly, economic interests of ManagementCo Shareholder representing the right to receive at least 20% of the proceeds of Class II Distributions.
“Investment” means an investment by the Company or an Alternative Investment Vehicle in any equity securities or equity-related securities (including preferred equity, convertible debt or similar securities) or debt securities or in other economic rights (including pursuant to any profit sharing, revenue sharing or financing arrangement); provided, however, any investment of cash pursuant to Section 2.03 shall not constitute an Investment.
“Investment Drawdown Amount” means the aggregate Capital Contributions to be made by the Shareholders with respect to an Investment in connection with any draw of Capital Contributions pursuant to Article 6.
“Investment in the United States” means an Investment with a principal place of business located in the United States or with respect to which the majority of its revenue from operations is derived in the United States, as determined at the time such Investment is made.

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“IRR” means, with respect to any Capital Contributions and issuance of Class I Shares, an internal rate of return on such Capital Contribution calculated in accordance with accepted financial principles, compounded annually. The following rules shall be used in calculating an IRR:
(i)    such calculation shall take into account each Capital Contribution at the time such Capital Contribution was made; and
(ii)    such calculation shall take into account (A) the distribution in question at the time such distribution is made or to be made and (B) each prior distribution in respect of the Class I Shares issued pursuant to the relevant Capital Contribution at the time such prior distribution was made.
“Letter Agreement” means the Letter Agreement dated the date of the Original Agreement among the Initial CEO, Comcast, the Company, Comcast AG Shareholder, ManagementCo Shareholder and the Manager, as in effect from time to time.
“Management Agreement” means the Management Agreement between the Manager and the Company entered into on the date of the Original Agreement, as in effect from time to time.
“Management Fee” means:

(i)
with respect to calendar years 2016 and 2017, an annual management fee equal to $40,000,000 for calendar year 2016 and increased for calendar year 2017 based on the percentage increase in the U.S. Consumer Price Index for all Urban Consumers (as published by the U.S. Department of Labor - Bureau of Labor Statistics) (“CPI”) for the prior 12 months;

(ii)
with respect to the first and second quarters of calendar year 2018, an annual management fee equal to the management fee for calendar year 2017, increased as of January 1, 2018 based on the CPI for the prior 12 months;

(iii)
with respect to the third and fourth quarters of calendar year 2018, an annual management fee equal to the management fee for the second quarter of calendar year 2018 calculated in accordance with the foregoing clause (ii), plus $1,250,000 per quarter (the “Step-Up”);

(iv)
with respect to calendar year 2019, an annual management fee equal to the management fee for calendar year 2018, calculated as if the Step-Up had applied for all of calendar year 2018 (i.e., as if the management fee for 2018 has been increased by $5,000,000), increased as of January 1, 2019 based on the percentage increase in the CPI for the prior 12 months; and

(v)	with respect to each subsequent calendar year, an annual management equal to the management fee for the immediately preceding calendar year, increased as of January 1 of such subsequent calendar year based on the percentage increase in the CPI for the prior 12 months,

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in each case payable quarterly in advance on the first Business Day of each Quarterly Period, except as provided under the terms of any Management Fee Payment Agreement then in effect.
If the Manager fails to maintain an office outside of the United States at any time after January 1, 2019 (either because the office has not opened or is subsequently closed), the then-applicable Management Fee amount will be reduced by an amount equal to $5,000,000 plus the aggregate amount of any increases calculated in accordance with clause (iv) or (v) of the immediately preceding sentence attributable to the additional $5,000,000, as calculated by the Manager in its reasonable discretion. The terms of any Management Fee Payment Agreement shall not alter the calculation of the amount of the Management Fee in respect of any period.
“Management Fee Payment Agreement” means any agreement entered into between the Company and the Manager concerning the terms of the payment of the Management Fee, which agreement may not accelerate the payment of the Management Fee.
“ManagementCo Shareholder Partnership Agreement” means the Amended and Restated Agreement of Exempted Limited Partnership of ManagementCo Shareholder, as in effect from time to time.
“ManagementCo Shareholder Permitted Transferee” means any controlled Affiliate of the Initial CEO.
“Manager Indemnified Party” means any of the following parties: (i) each director of the Board, (ii) the Manager, (iii) ManagementCo Shareholder (including when acting in the capacity as the Tax Matters Partner or the Partnership Representative), (iv) each Affiliate of the Manager or ManagementCo Shareholder, (v) each partner, stockholder, member, director, officer, fiduciary, manager, controlling Person, employee and agent of the Manager, ManagementCo Shareholder or any Affiliate of the Manager or ManagementCo Shareholder, including the Designated Individual, and (vi) each partner, stockholder, member, director, officer, fiduciary, manager, controlling Person, employee and agent of any Person specified in clause (v) of this sentence.
“Marketable Securities” mean Publicly Traded Securities that are not subject to material legal or contractual restrictions on transferability, including any volume limitations under Rule 144 of the Securities Act.
“Memorandum and Articles of Association” means the Memorandum and Articles of Association of the Company.
“Non-Recourse” means, with respect to any Debt and any Person, that (i) no portion of such Debt is guaranteed by such Person or any of its Subsidiaries, directly or

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indirectly, contingently or otherwise, (ii) no portion of such Debt is recourse to or obligates such Person or any of its Subsidiaries in any way, directly or indirectly, contingently or otherwise, (iii) no portion of such Debt subjects any property or asset of such Person or any of its Subsidiaries, directly or indirectly, contingently or otherwise, to the satisfaction thereof and (iv) neither such Person nor any of its Subsidiaries has any obligation to maintain or preserve its financial condition or achieve any levels of operating results with respect to such Debt; provided, however, that for the avoidance of doubt, Company Debt and Debt of any Portfolio Company or any Subsidiaries of any Portfolio Company shall not fail to satisfy the conditions to being Non-Recourse with respect to Comcast set forth in clause (iii) solely by reason of the fact that such Debt or the satisfaction thereof may reduce the value of any Company Securities held by the Comcast Shareholder.
“Non-U.S. Capital Commitment” means (i) with respect to Comcast Shareholder, the additional $1,000,000,000 capital commitment accepted with an effective date of July 1, 2018 and (ii) with respect to ManagementCo Shareholder, the additional $10,000,000 capital commitment accepted with an effective date of July 1, 2018. Notwithstanding anything to the contrary in this Agreement, (a) if the Manager fails to maintain an office outside of the United States at any time after January 1, 2019 (either because the office has not opened or is subsequently closed), the portion of the Non-U.S. Capital Commitment of each Shareholder that has not been called pursuant to a Drawdown Notice prior to such time will be canceled and (b) any Investment that is not an Investment in the United States that is made following the date of this Amendment (notwithstanding if it is made prior to July 1, 2018) will be deemed to have been funded utilizing the Non-U.S. Capital Commitments.
“Non-U.S. Law” means any Applicable Law, other than a U.S. Law.
“Original Capital Commitment” means, with respect to each of Comcast Shareholder and Management Co Shareholder, the amount of its respective Capital Commitment set forth on Schedule I to this Agreement as effective as of January 1, 2016.
“Partnership Audit Reform Rules” means the amendments to Chapter 63, Subchapter C of the Code as promulgated under Section 1101(c)(1) of the “Bipartisan Budget Act of 2015.”
“Person” means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
“Portfolio Company” means, with respect to any Investment, any Person that is the issuer of any equity securities or equity-related securities (including preferred equity, convertible debt or similar securities) or debt securities or that has granted the other economic rights that represent such Investment. For the avoidance of doubt, in the event the Company makes any Investment through a holding company formed for the purpose of consummating such Investment and one or more third parties (including members of

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management or other investors) hold interests in such holding company, such holding company shall be the Portfolio Company for purposes of such Investment.
“Portfolio Company Securities” means any equity securities or equity-related securities (including preferred equity, convertible debt or similar securities) or debt securities that are issued by a Portfolio Company or other economic rights with respect to a Portfolio Company.
“Priority Return” means, with respect to any Shareholder in connection with any determination pursuant to Section 8.02 or Section 11.02, the dollar amount necessary to be distributed to such Shareholder at such time so that, with respect to the relevant Capital Contributions (in the case of Section 8.02) or with respect to each Capital Contribution (in the case of Section 11.02) made by such Shareholder, such Shareholder receives or has received at such time aggregate distributions (after giving effect to all prior distributions and the distribution in question) resulting in an IRR on such Capital Contribution of 2%.
“Proceeds” means, with respect to any Investment, without duplication, (i) the cash and non-cash proceeds received by the Company from any Disposition of such Investment and (ii) any dividends, interest or other distributions, and any other proceeds or other income, received in connection with such Investment.
“Profits” and “Losses” means, for each fiscal period of the Company, the net income or net loss of the Company for such period, determined in accordance with U.S. federal income tax accounting principles, with the following adjustments (without duplication):
(i)    any income of the Company that is exempt from U.S. federal income tax shall be included as income;
(ii)    any expenditures of the Company described in Section 705(a)(2)(B) of the Code (or treated as expenditures described in Section 705(a)(2)(B) of the Code pursuant to U.S. Treasury Regulations Section 1.704-l(b)(2)(iv)(i)) shall be treated as current expenses;
(iii)    if the Carrying Value of any Company asset is adjusted pursuant to clause (ii) or clause (iii) of the definition of “Carrying Value,” the amount of such adjustment shall be taken into account as gain (if the adjustment increases the Carrying Value of the asset) or loss (if the adjustment reduces the Carrying Value of the asset) from the sale of such asset for purposes of computing Profits or Losses;
(iv)    if the Carrying Value of any Company asset differs from such asset’s adjusted basis for U.S. federal income tax purposes, gain or loss resulting from any disposition of such asset shall be computed by reference to such asset’s Carrying Value (as of the date of disposition), rather than by reference to such asset’s adjusted basis for U.S. federal income tax purposes;

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(v)    for purposes of computing Profits or Losses, Depreciation shall be taken into account instead of the depreciation, amortization and other cost recovery deductions, if any, allowable for U.S. federal income tax purposes;
(vi)    to the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) of the Code or Section 743(b) of the Code is required, pursuant to U.S. Treasury Regulations Section 1.704-l(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, such adjustment shall be taken into account as gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of such asset for purposes of computing Profits or Losses; and
(vii)    items of income, gain, loss and deduction allocated under Sections 8.07(a) and 8.08 shall not be taken into account in computing Profits or Losses.
“Publicly Traded Securities” means securities that are traded on a securities exchange, reported through the U.S. National Association of Securities Dealers Automated Quotation System or comparable established non-U.S. over-the-counter trading system or otherwise traded over-the-counter for which quotations of market prices are readily available.
“Quarterly Period” means (i) the short period, if any, commencing on the Commencement Date and ending on the next succeeding day that is the last day of a calendar quarter, (ii) each full calendar quarter thereafter prior to the occurrence of a Wind-Up Event and (iii) the short period, if any, commencing on the first day of the calendar quarter immediately following the last such full calendar quarter and ending on the day of the occurrence of a Wind-Up Event.
“Quarterly Value” means, as of any determination date, with respect to any Investment or other Company Asset, the value of such Investment or other Company Asset as reflected in the most recent quarterly financial statements of the Company and its consolidated Subsidiaries prepared and delivered to each Shareholder in accordance with Section 10.02(a)(ii). In the event the most recent quarterly financial statements of the Company and its consolidated Subsidiaries referred to in the immediately preceding sentence do not include valuations of Investments or other Company Assets, the Company shall cause to be prepared financial statements for such quarter which include such valuations on the same basis as if the Company were treated as an “investment company” for purposes of preparing financial statements in accordance with GAAP, and the immediately preceding sentence shall be deemed to refer to such financial statements in lieu of the most recent quarterly financial statements prepared and delivered to each Shareholder in accordance with Section 10.02(a)(ii). In the case of any Investment or other Company Asset acquired after the date of the applicable quarter end of the applicable financial statements, “Quarterly Value” shall mean the cost of such Investment or other Company Asset (or, in the case of any Company Asset consisting of cash, the amount of such cash).

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“Regulated Investment” means an Investment in a Portfolio Company that directly or indirectly holds an interest in any (i) broadcast or wireless radio service license issued by the FCC, (ii) daily newspaper in the United States, (iii) multichannel video programming distributor or online video distributor in the United States, (iv) provider of broadband internet access services in the United States, (v) video programmer in the United States, (vi) other business subject to regulation by U.S. state public utility commissions, local franchise authorities or other similar U.S. state or local regulatory authorities, (vii) any other business that is subject to regulation by the FCC at the time of the relevant determination and (viii) business of a type described in the preceding clauses (i) through (vii) but operated outside of the United States and subject to regulation under Non-U.S. Law comparable to the regulation under Relevant Law of any business of a type described in the preceding clauses (i) through (vii) in the United States.
“Relevant Law” means (i) the Communications Act, (ii) Applicable Law enacted, adopted, promulgated or applied by the FCC, (iii) U.S. Law regarding antitrust and (iv) Applicable Law enacted, adopted, promulgated or applied by a U.S. state or local Governmental Authority.
“Repurchase Class” means (i) with respect to amounts otherwise distributable to holders of Class I Shares in accordance with Sections 8.02(a), (b), (c), (d), (e)(i), (f) and (g), (x) the Class I-A Shares held by Comcast Spectacor Shareholder, in the case of amounts otherwise distributable to Comcast Spectacor Shareholder, (y) the Class I-A Shares held by Comcast AG Shareholder, in the case of amounts otherwise distributable to Comcast AG Shareholder and (z) the Class I-B Shares, in the case of amounts otherwise distributable with respect to the Class I-B Shares and (ii) with respect to amounts distributable to the holder of Class II Shares in accordance with Section 8.02(e)(ii), (f) and (g), the Class II Shares.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the U.S. Securities Act of 1933.
“Shareholders” means each Comcast Shareholder, ManagementCo Shareholder and any other Person that becomes a “Shareholder” in accordance with the terms hereof and the Memorandum and Articles of Association.
“Spectra” means Spectra Holdco, LLC.
“Spectra Agreement” means the Acquisition Agreement entered into among the Company, ManagementCo Shareholder, Comcast Spectacor Shareholder and Comcast, relating to the purchase and sale of Units of Spectra, dated as of February 15, 2018.
“Subsidiary” means, with respect to the Company or any other Person, any Person of which the Company (or such other Person) owns securities having a majority of the voting power in electing the board of directors (or analogous governing body) directly or through one or more Subsidiaries or, in the case of a partnership, limited liability

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company or other similar entity that is not governed by a board of managers (or analogous governing body), any Person of which the Company (or such other Person) or any Subsidiary serves as general partner or managing member. The term “Subsidiary” as used herein with respect to the Company, the ManagementCo Shareholder, the Manager and any of their respective Affiliates shall exclude each of the Portfolio Companies and each of the Subsidiaries of the Portfolio Companies.
“Tax Attribute” means any net operating loss or net capital loss.
“Tax Quarter” means any of the following calendar periods: (i) January 1 to March 31, (ii) April 1 to June 30, (iii) July 1 to September 30, and (iv) October 1 to December 31.
“Tax Rate” means (i) with respect to income treated as net capital gain and “qualified dividend income,” the highest blended U.S. federal, state and local income tax rate applicable to such type of gain or income, and (ii) with respect to all other income and gain, the highest blended U.S. federal, state and local income tax rate applicable to ordinary income (including the Medicare Contribution tax on net investment income), in each case, taking into account the tax rate applicable in the year in which such distribution or allocation is made, assuming that the taxpayer in question is (a) an individual resident in New York, New York, (b) fully subject to the alternative minimum tax rates and rules and taking into account the deductibility of state and local taxes for U.S. federal income tax purposes, including any limitations on the deductibility thereof.
“Temporary Cash Funds” shall mean a reserve that is established by the Company, in its reasonable discretion, to facilitate the payment of Company Expenses or the purchase price of Investments.
“Transaction Fees” means, with respect to any Investment or proposed Investment, whether paid in the form of cash or securities, (i) any fees or amounts that are paid to the Company, the Manager or any of its Affiliates by any Person in connection with the termination, cancellation or abandonment of such proposed Investment, including “break-up” or “topping” fees, (ii) any fees or amounts that are paid to the Company, the Manager or any of its Affiliates as a “commitment fee” with respect to commitments of the Company’s capital with respect to such proposed Investment, (iii) any organization or success fees received by the Company, the Manager or any of its Affiliates in connection with the making of such proposed Investment or the Disposition of any Investment (including any accelerated advisory, monitoring, consulting or other similar fees), (iv) any periodic advisory, monitoring, consulting or other similar fees charged by the Manager or any of its Affiliates to any Portfolio Company or any Subsidiary of such Portfolio Company, or (v) any fees or amounts received by Affiliates or employees of the Manager or any of its Affiliates acting as a director or in a similar capacity for any Portfolio Company; provided that “Transaction Fees” received by the Manager or any of its Affiliates shall not include any reimbursement by actual or potential Portfolio Companies of out-of-pocket expenses incurred by the Manager or any of its Affiliates (e.g., due diligence, legal, accounting, investment banking and similar

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expenses incurred in connection with any actual or prospective transactions, travel expenses associated with attending board meetings and otherwise conducting investment oversight, etc.); and provided, further, that “Transaction Fees” shall not include any compensation referred to in Section 4.02(b).
“Transfer” means, with respect to any Company Securities or other assets, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Company Securities or other assets or any participation or interest therein, whether directly or indirectly (including pursuant to a derivative transaction), or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such Company Securities or other assets or any participation or interest therein, whether directly or indirectly (including pursuant to a derivative transaction), or any agreement or commitment to do any of the foregoing; provided that neither the issuance by Comcast or any Comcast Successor (or by the Comcast Permitted Spin Transferee or the ultimate parent company of the Comcast Permitted Spin Transferee), or, to the extent permitted by the ManagementCo Shareholder Partnership Agreement, ManagementCo Shareholder, of any equity securities or equity-related securities, nor the change in ownership of any outstanding equity securities or equity-related securities issued by Comcast or any Comcast Successor (or by the Comcast Permitted Spin Transferee or the ultimate parent company of the Comcast Permitted Spin Transferee), or, to the extent permitted by the ManagementCo Shareholder Partnership Agreement, ManagementCo Shareholder, shall constitute a Transfer by Comcast Shareholder (or the Comcast Permitted Spin Transferee) or ManagementCo Shareholder, as applicable, of any Company Securities; provided, further, that the pledge, encumbrance or hypothecation of Company Securities by Comcast Shareholder (or the Comcast Permitted Spin Transferee) in connection with the general pledge, encumbrance or hypothecation by Comcast or any Comcast Successor (or the Comcast Permitted Spin Transferee) of all or substantially all of its assets made in connection with a bona fide debt financing, or the Transfer of Company Securities upon the exercise of remedies in respect of any such pledge, encumbrance or hypothecation, shall not constitute a Transfer of any Company Securities; and provided, further, that the pledge, encumbrance or hypothecation of Company Securities (other than as prohibited under Section 10.17) by ManagementCo Shareholder in connection with the general pledge, encumbrance or hypothecation by ManagementCo Shareholder of all or substantially all of its assets made in connection with a bona fide debt financing, or the Transfer of Company Securities upon the exercise of remedies in respect of any such pledge, encumbrance or hypothecation, shall not constitute a Transfer of any Company Securities.
“Unreturned Capital Amount” means, with respect to Comcast Shareholder as of any determination date, the excess, if any, of (i) Comcast Shareholder’s aggregate Capital Contributions as of such date (other than Capital Contributions made for the purpose of funding Company Expenses or the Management Fee) over (ii) the aggregate distributions to Comcast Shareholder pursuant to Sections 8.02 and 8.04 as of such date

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(provided, however, that as used in the definition of Company Debt Ratio, this clause (ii) shall be deemed to refer only to the aggregate distributions to Comcast Shareholder pursuant to clauses (a), (b) and (e)(i) of Section 8.02, plus the aggregate distributions to Comcast Shareholder under Section 8.04 constituting an advance of distributions to which Comcast Shareholder is entitled under such clauses of Section 8.02). In the event there is no such excess as of any determination date, the Unreturned Capital Amount shall be deemed to be zero.
“U.S. Law” means any Applicable Law enacted, adopted, promulgated or applied by a U.S. federal, state or local Governmental Authority.
(b)    Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Advisory Board	10.09
Agreement	Preamble
Capital Account	8.06
Cause Redemption	3.04(a)
Class II Maximum Amount	11.02(a)
Co-Investment Opportunity	10.07(a)
Comcast	Preamble
Comcast AG Shareholder	Preamble
Comcast Confidential Information	10.01(b)
Comcast Core Integrated Investment	4.01(f)
Comcast Core Non-Integrated Investment	4.01(g)
Comcast Guarantee	12.12(a)
Comcast ROFO Purchaser	9.01(b)
Comcast Shareholder	Preamble
Comcast Shareholder Obligations	12.12(a)
Comcast Spectacor Shareholder	Preamble
Company	Preamble
Company Assets	11.01(b)
Company Confidential Information	10.01(a)
Company Expenses	7.02(a)
Core Business Evaluation Material	4.03
Designated Individual	10.19(d)
Distributable Amounts	8.05(c)
Distribution Tier Return Amount	8.05(g)
DOJ Order	10.14
Drawdown Date	6.02(b)(iii)
Drawdown Notices	6.02(a)
FCC Order	10.14
First Amended Agreement	Preamble
Indemnified Liabilities	10.06(a)

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Interim Clawback Amount	11.02(b)
Interim Clawback Date	11.02(b)
ManagementCo Shareholder	Preamble
Manager	Preamble
Manager Expenses	7.01
Offer	9.01(b)
Offer Notice	9.01(a)
Offer Period	9.01(b)
Offer Price	9.01(a)
Offered ROFO Assets	9.01(a)
Original Agreement	Recitals
Partial Spin Transfer	5.03(c)(ii)
Partnership Representative	10.19(d)
Qualifying Company Expenses	8.02(d)
Recap Dividends	8.03(c)
Regulatory Allocations	8.08(e)
Representatives	10.01(a)
ROFO Assets	9.01(a)
ROFO Rights	5.03(d)(i)(A)(1)
Surviving ROFO Rights Principle	5.03(d)(i)(A)(2)
Tax Matters Partner	10.19(d)
Tax Year	10.20
unrealized gain	8.02(e)(ii)
Upper Tier Indemnitor	10.06(d)
Wind-Up Event	11.01(a)(iv)

Section 1.02.Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections and Schedules are to Articles, Sections and Schedules of this Agreement unless otherwise specified. All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any constitutional

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document, agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any law are to that law as amended from time to time and include all rules and regulations promulgated thereunder. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.  References to Comcast Shareholder shall be deemed to refer to each of Comcast AG Shareholder and Comcast Spectacor Shareholder individually, or to Comcast AG Shareholder and Comcast Spectacor Shareholder collectively, as the context requires. The Manager shall have the power and authority, without the consent of any Shareholder, to interpret in good faith any provision of this Agreement to give effect to the intent of the provisions of Sections 6.02(c), (d) and (f), 8.05(f), 8.05(g) and 8.07(c).
ARTICLE 2
Purposes; Investments; Issuance of Company Securities
Section 2.01.    Business Purpose. The business for which the Company has been established is (a) to identify potential Investments in public and private entities globally, in a range of industries and business sectors, (b) to acquire, hold and dispose of such Investments, (c) pending utilization or disbursement of funds of the Company, to invest such funds in accordance with the terms of this Agreement and (d) to enter into other financial or commercial arrangements with Comcast (including, potentially, the purchase of non-core assets) as may be agreed by the Company and Comcast from time to time. The Company shall have the power to do any and all acts necessary, appropriate, desirable, incidental or convenient to or for the furtherance of the purposes described in this Section 2.01 or otherwise as provided for in this Agreement.
Section 2.02.    Investments.
(a)Any Investment may involve investing in one or more classes or series of securities issued by, or other economic rights granted by, a Portfolio Company. Subject to Section 2.02(b), any Investment shall be made by the Company directly or through one or more wholly owned Subsidiaries.
(b)In order to accommodate tax, legal, regulatory or similar considerations of the Company or any Shareholder or otherwise to facilitate the making of an Investment, the Manager may cause an Investment (or any portion thereof) to be made through an Alternative Investment Vehicle; provided, however, that the making of any Investment (or any portion thereof) through an Alternative Investment Vehicle shall be subject to the prior written consent of the applicable Comcast Shareholder, which consent shall not be unreasonably withheld. If any Investment is made through an Alternative Investment Vehicle, the parties will agree in good faith on such modifications to this Agreement, and enter into such other agreements, as are necessary to address such Investment, it being understood that, for all purposes hereof (including Section 8.02 and Article 11), any Investment made through an Alternative Investment Vehicle will be taken into account and treated as if such Investment were made through the Company.
(c)For purposes of this Agreement:
(i)all securities of a Portfolio Company of the same class or series and all other economic rights granted by a Portfolio Company that are similarly

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comparable shall, in each case, be treated as a single “Investment,” regardless of whether such securities or economic rights are acquired in a single transaction or a series of related or unrelated transactions;
(ii)subject to Section 2.02(c)(iii), different classes or series of securities of a Portfolio Company and other economic rights granted by a Portfolio Company that do not qualify for treatment as a single “Investment” under Section 2.02(c)(i) shall, in each case, be treated as separate “Investments”, regardless of whether such securities or economic rights are acquired in a single transaction or a series of related or unrelated transactions; and
(iii)the securities issued upon exercise, exchange or conversion of any Convertible Securities shall constitute the same “Investment” as the “Investment” in such Convertible Securities.
Section 2.03.    Temporary Investment of Funds. 2 The Company shall invest all cash held by the Company in accordance with the limitations set forth in, and in the interest bearing instruments or accounts specified in, Schedule III. The Company may amend Schedule III with the approval of Comcast Shareholder, such approval not to be unreasonably withheld or delayed. Cash held by the Company includes all amounts being held by the Company for future investment in Investments, payment of Company Expenses or distribution to the Shareholders.
Section 2.04.    Original Issuance of Company Securities.
a.On the date of the Original Agreement, in consideration of the covenants and agreements set forth therein, the Company issued to Comcast AG Shareholder and ManagementCo Shareholder the number and class of Company Securities set forth opposite the names of such Persons on Schedule I to the Original Agreement. On the date of the First Amended Agreement, in consideration of the covenants and agreements set forth therein, the Company issued to Comcast Spectacor Shareholder the number and class of Company Securities set forth opposite the names of such Person on Schedule I to the First Amended Agreement.
b.Upon the making by any Shareholder of any Capital Contributions pursuant to this Agreement, the Company shall issue to such Shareholder a number of Class I Shares (which shall be Class I-A Shares if such Shareholder holds Class I-A Shares or Class I-B Shares if such Shareholder does not hold Class I-A Shares) equal to (i) the amount of the Capital Contribution made by such Shareholder divided by (ii) 1,000; provided that the first 100 Class I-A Shares and the first 100 Class I-B Shares that would otherwise be issued by the Company to each of Comcast AG Shareholder, Comcast Spectacor Shareholder and ManagementCo Shareholder, respectively, pursuant to this Section 2.04(b) shall be offset against the Class I-A Shares and Class I-B Shares issued to such Persons on the respective date their admission as a Shareholder of the Company.
c.Each issuance of Shares pursuant to the provisions of this Agreement shall be recorded in the Company’s register of members. All issued Company Securities shall be uncertificated, unless a certificate is required by Applicable Law.

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ARTICLE 3
Management of the Company; the Manager
Section 3.01.    Management Generally.
a.Subject to Section 3.01(b), the power to direct or cause the direction of the management and policies of the Company shall be vested exclusively in the Board. Any references in this Agreement to a determination made by, or the judgment of, the Company shall be deemed to refer to a determination made by, or the judgment of, the Board, respectively. The Shareholders shall have no part in the management or control of the Company and shall have no authority or right to act on behalf of the Company in connection with any matter.
b.Subject to any limitations under Applicable Law, the Board may appoint one or more officers of the Company (the “Officers”) and delegate to any Officer such authority as the Board may determine. To the extent any such delegated authority would otherwise be an authority of the Board under Applicable Law or this Agreement, any determination made by, or the judgment of, the Officer exercising such authority in accordance with such delegation shall be deemed to be a determination made by, or the judgment of, the Board. The Board may remove any Officer at any time with or without cause.
c.Unless explicitly designated as such, the Officers are not members of the Board. One individual may hold more than one office. Each Officer shall hold his or her office until his or her successor is appointed or until his or her earlier resignation, removal, incapacity or death. Any Officer may resign by delivering his or her written resignation to the Company, and such resignation shall be effective upon receipt unless it is specified to be effective at such other time or upon the happening of some event.
d.No Person dealing with any Officer shall be required to determine such Officer’s authority to make any commitment or undertaking on behalf of the Company or to determine any fact or circumstance bearing upon the existence of the authority of such Officer.
Section 3.02.    Memorandum and Articles of Association Provisions. Each Shareholder agrees to vote all of its Company Securities or execute proxies or written consents, as the case may be, and to take all other actions necessary, to ensure that the Memorandum and Articles of Association (i) facilitate, and do not at any time conflict with, any provision of this Agreement and (ii) permit each Shareholder to receive the benefits to which each such Shareholder is entitled under this Agreement.
Section 3.03.    The Manager. 2 To the fullest extent permitted by Cayman law, the Board shall have the right to delegate management and conduct of the business of the Company to another Person designated to act as the manager of the Company. To the extent of any such delegation, any references in this Agreement to a determination made by, or the judgment of, the Company or the Board shall be deemed to refer to a determination made by, or the judgment of, such manager, respectively. Without limiting

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the foregoing, on the date of the Original Agreement, the Company entered into the Management Agreement with the Manager pursuant to which the Company appointed the Manager to act as the manager of the Company to the extent contemplated by the Management Agreement, and as of the date hereof the Manager continues to act as the manager of the Company to the extent so contemplated. In the event that, at any time, the Manager is not serving as manager of the Company, any references in this Agreement to a determination made by, or the judgment of, the Manager shall be deemed to refer to a determination made by, or the judgment of, the Board or such other Person to which the Board has delegated such determination or judgment.
Section 3.04.    Cause Event.
a.Upon the occurrence of a Cause Event, at Comcast AG Shareholder’s election, the Company shall (i) redeem the Company Securities held by ManagementCo Shareholder (a “Cause Redemption”) in accordance with this Section 3.04 and (ii) terminate the Management Agreement.
b.Upon the occurrence of a Cause Redemption, (i) the Class I-B Shares held by ManagementCo Shareholder and the Class II Shares shall be compulsorily redeemed by the Company, (ii) ManagementCo Shareholder shall cease to have any rights, powers, obligations or duties provided to it under this Agreement (except for any rights, powers, obligations and duties under this Section 3.04(b) and Section 10.06) or otherwise in respect of its Class I-B Shares or the Class II Shares, (iii) ManagementCo Shareholder shall cause each member of the Board to resign, effective as of the date of such redemption, and (iv) Section 11.02 shall apply as if (A) the date of such redemption is an Interim Clawback Date and (B) the Company had sold all Company Assets at the Quarterly Value, settled all of its liabilities and distributed the resulting cash pursuant to Section 11.01 on the date of such redemption (and, for the avoidance of doubt, ManagementCo Shareholder shall not participate in any appreciation in the value of any Company Assets after the date of such redemption). In connection with a Cause Redemption, ManagementCo Shareholder shall be entitled to receive from the Company as of the date of redemption an amount equal to the distributions it would be entitled to receive in such assumed liquidation as contemplated by clause (iv) of the preceding sentence, less 20% of the portion of such amount that is attributable to undistributed Class II Proceeds, and ManagementCo Shareholder shall be deemed to have an Available Capital Commitment equal to zero from and after the date of redemption. Any amount paid to ManagementCo Shareholder pursuant to this Section 3.04(b) shall be paid in the form of a promissory note, which promissory note shall be non-interest bearing, shall have a final maturity date not later than the last day on which the Company makes distributions pursuant to Section 11.01 and shall provide that ManagementCo Shareholder will receive payments in respect thereto on each date on which a distribution is made to the Shareholders in proportion to the distributions that ManagementCo Shareholder would have received had a Cause Redemption not occurred. The Shareholders and the Company agree that, to the maximum extent permissible, all payments under this Section 3.04(b) (other than the issuance of the promissory note to the extent such issuance is not otherwise a taxable event under the Code) shall be treated as payments described in Section 736(b)(1) of the Code.

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c.Upon any termination of the Management Agreement, the Manager shall cease to have any rights, powers, obligations or duties provided to it under this Agreement (except for any rights, powers, obligations and duties under Section 10.06).

ARTICLE 4
Consent Rights
Section 4.01.    Actions Requiring Consent. The Company agrees that it shall not take any of the following actions (in each case, including any action by the Board or any committee of the Board or the Manager or any other manager of the Company) without the approval of Comcast AG Shareholder:
a.make any individual Investment (or a series of Investments that are part of the same overall transaction) of more than $400 million in the aggregate sourced from Capital Contributions or Distributable Amounts; provided, however, that at any time at which the Unreturned Capital Amount of Comcast Shareholder is zero, the Company may make any individual Investment (or a series of Investments that are part of the same overall transaction) of up to $750 million in the aggregate sourced from Distributable Amounts without the approval of Comcast AG Shareholder; or
b.make Investments of more than $2 billion in the aggregate sourced from Capital Contributions or Distributable Amounts in any 12-month period;
c.make any Regulated Investment that would:
i.limit or impair in any significant respect the activities of (A) any then-existing or then-contemplated Comcast Core Business under any provision of Relevant Law or (B) any then-existing Comcast Core Business operating in any jurisdiction outside of the United States under any Non-U.S. Law of any jurisdiction in which such Comcast Core Business operates; or
ii.subject (A) Comcast or any of its Affiliates to any additional significant obligations or requirements under Relevant Law or (B) any then-existing Comcast Core Business operating in any jurisdiction outside of the United States to any additional significant obligations or requirements under any Non-U.S. Law of any jurisdiction in which such Comcast Core Business operates;
d.make any Investment that would violate (or cause Comcast or any of its Affiliates to be in violation of) in any significant respect any Applicable Law;
e.make any Investment that would limit or impair in any significant respect the activities of any (i) then-existing or then-contemplated Comcast Core Business under U.S. Law regarding antitrust or (ii) then-existing Comcast Core Business operating in any jurisdiction outside of the United States under Non-U.S. Law regarding antitrust of any jurisdiction in which such Comcast Core Business operates;

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f.make any Investment in the United States in any Comcast Core Business where Comcast wishes to (i) acquire 100% of the relevant business and, thereafter, (ii) integrate the relevant business into Comcast’s other operations in a manner consistent with the manner in which Comcast has integrated other acquired businesses that do not have third party investors or in a manner such that it would otherwise be unduly burdensome or inappropriate for there to be third party investors in such business (a “Comcast Core Integrated Investment”);
g.make any Investment in the United States in any Comcast Core Business, other than a Comcast Core Integrated Investment (a “Comcast Core Non-Integrated Investment”); provided that, in the case of any Comcast Core Non-Integrated Investment that is being independently considered by the Company, (i) with respect to such Comcast Core Non-Integrated Investment in a domestic corporation, the Company will partner and be permitted to co-invest with Comcast for at least 25% of such Comcast Core Non-Integrated Investment, provided, however, that such co-investment percentage may be reduced at Comcast’s election, but not below 20%, solely to the extent necessary to enable Comcast to file a consolidated return (within the meaning of Section 1501 of the Code) with such domestic corporation; and (ii) with respect to all other Comcast Core Non-Integrated Investments, the Company will partner and be permitted to co-invest with Comcast for at least 25% of such Comcast Core Non-Integrated Investments;
h.make any Investment in the United States utilizing the Non-U.S. Capital Commitments;
i.issue any Company Securities other than as contemplated by this Agreement or any other equity securities or admit third party direct investors (other than Comcast Shareholder, ManagementCo Shareholder, any Comcast Permitted Transferee and any ManagementCo Permitted Transferee) in the Company;
j.incur, create, issue, assume or guarantee Company Debt except to the extent (i) the Company Debt Ratio does not exceed 1.25:1, (ii) the outstanding Company Debt does not exceed $5 billion and (iii) all Company Debt is Non-Recourse to Comcast (it being understood that any Company Debt incurred, created, issued, assumed or guaranteed at a time when the Company Debt Ratio satisfies the threshold set forth in subclause (i) above may remain outstanding thereafter without any required approval of the Comcast AG Shareholder whether or not the Company Debt Ratio satisfies such threshold at any subsequent time);
k.make a public offering of securities issued by the Company;
l.permit the entry into any agreement or arrangement between the Company or any of its Subsidiaries or Portfolio Companies or any of their respective Subsidiaries, on the one hand, and the Manager, ManagementCo Shareholder or any of their respective Affiliates (other than the Company and its Subsidiaries), on the other hand, other than this Agreement, the Management Agreement, the Letter Agreement or any such agreement or arrangement (A) providing for reimbursement by any Portfolio Company of any expenses of the Manager, ManagementCo Shareholder or any of their respective

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Affiliates permitted to be reimbursed pursuant to Section 7.01, (B) providing for payment of any Transaction Fees to the Manager, the ManagementCo Shareholder or any of their respective Affiliates to the extent such payment is permitted by this Agreement or the Management Agreement, (C) providing for indemnification, contribution, exculpation or advancement of expenses by any Portfolio Company or any of its respective Subsidiaries in respect of any damages, liabilities, losses or expenses of the Manager, ManagementCo Shareholder or any of its Affiliates, (D) that is a shareholders agreement or similar agreement and does not provide for the payment of money or other items of value, directly or indirectly, to or for the benefit of the Manager, ManagementCo Shareholder or any of their respective Affiliates, or (E) that is a trademark license agreement or similar agreement related to intellectual property rights and does not provide for the payment of money or other items of value, directly or indirectly, to or for the benefit of the Manager, ManagementCo Shareholder or any of their respective Affiliates;
m.permit the waiver or failure to enforce by the Company or any of its Subsidiaries of any contractual obligations of the Manager, ManagementCo Shareholder or any of their respective Affiliates (other than the Company and its Subsidiaries), including obligations of the Manager pursuant to the Management Agreement;
n.take any action that is reasonably expected to cause the Company not to be treated as a partnership for U.S. federal income tax purposes; or
o.make any amendment to the Memorandum and Articles of Association.
Section .Further Agreements with Respect to Actions Requiring Consent. Section 4.02.    Further Agreements with Respect to Actions Requiring Consent. 2
(a)In the event that Comcast AG Shareholder determines not to grant its consent to a proposed action pursuant to Section 4.01, the Manager and Comcast AG Shareholder shall discuss the reasons for such withholding of consent and will consider in good faith whether there are alternative approaches that might address Comcast AG Shareholder’s concerns while permitting (a possibly modified version of) the proposed action to go forward.
(b)In the event that Comcast AG Shareholder determines not to grant its consent to a proposed Investment under Section 4.01(f) or Section 4.01(g), and such Investment is initially identified to Comcast Shareholder by the Company or the Manager, Comcast AG Shareholder, the Company and the Manager will discuss in good faith arrangements designed to compensate the Manager for its efforts in identifying/sourcing the Investment.
Section 4.03.    Core Business Determination. Solely for the purposes of the matters covered by this Section 4.03, during the Company’s evaluation of any prospective Investment, the Manager may, in its sole discretion, present to Comcast AG Shareholder a summary description of the prospective Investment (“Core Business Evaluation Material”), and Comcast AG Shareholder shall have 10 Business Days from receipt of such Core Business Evaluation Material to notify the Manager in writing

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whether it believes that such prospective Investment is in a Comcast Core Business. To the extent Comcast AG Shareholder believes after receipt of Core Business Evaluation Material that a prospective Investment is in a Comcast Core Business, Comcast AG Shareholder will have an additional 10 Business Days from the date it notifies the Manager in writing of such belief to notify the Manager in writing whether it would designate such prospective Investment as a Comcast Core Integrated Investment or a Comcast Core Non-Integrated Investment. Notwithstanding the foregoing, Comcast AG Shareholder and Comcast acknowledge and agree that (i) any indication by Comcast AG Shareholder pursuant to this Section 4.03 that it believes a prospective Investment is in a Comcast Core Business shall not be binding on the Company, the Manager or any of their respective Affiliates and (ii) any indication by Comcast AG Shareholder pursuant to this Section 4.03 that it believes a prospective Investment is not in a Comcast Core Business shall be binding on Comcast Shareholder and its Affiliates.

ARTICLE 5
Restrictions on Transfer
Section 5.01.    General Restrictions on Transfer.
(c)Each Shareholder understands and agrees that the Company Securities have not been registered under the Securities Act and are restricted securities. Each Shareholder agrees that it shall not Transfer any Company Securities, except in compliance with the Securities Act, any other applicable securities or “blue sky” laws and the terms and conditions of this Agreement and the Memorandum and Articles of Association.
(d)Any attempt to Transfer any Company Securities not in compliance with this Agreement and the Memorandum and Articles of Association shall be null and void, and the Company shall not give any effect in the Company’s register of members to such attempted Transfer.
Section .Legends. Section 5.02.    Legends. 2 If at any time the Company issues certificated Company Securities, then, in addition to any other legend that may be required, each certificate for Company Securities issued to any Shareholder shall bear a legend in substantially the following form:
THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED, OR ANY NON-U.S. OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE SHAREHOLDERS AGREEMENT DATED AS OF NOVEMBER 24, 2015 AND EFFECTIVE AS OF JANUARY 1, 2016, AS AMENDED FROM TIME TO TIME, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM ATAIROS GROUP, INC. OR ANY SUCCESSOR THERETO, AND THIS SECURITY MAY NOT BE

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VOTED OR OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN COMPLIANCE THEREWITH.
Section 5.03.    Restrictions on Transfers; Comcast Permitted Transferees.
(a)Restrictions on Transfer. Except as expressly permitted by this Agreement, no Transfer of any Company Securities shall occur.
(b)Comcast Permitted Transferees. Notwithstanding Section 5.03(a), without the consent of the Company, the Manager or any other Shareholder, (i) Comcast Shareholder may Transfer some or all of its Company Securities (A) to one or more Comcast Permitted Transferees in accordance with this Section 5.03 or (B) as contemplated by Section 10.08 and, in each case, in accordance with the Memorandum and Articles of Association and (ii) ManagementCo Shareholder may Transfer some or all of its Company Securities to one or more Management Shareholder Permitted Transferees in accordance with this Section 5.03 and the Memorandum and Articles of Association. For the avoidance of doubt, in the event of a Transfer in connection with a Comcast Spin Transaction, each of Comcast AG Shareholder and Comcast Spectacor Shareholder will Transfer either (x) all of its Company Securities to a Comcast Permitted Spin Transferee or (y) in the case of a Partial Spin Transfer, its Company Securities to a Comcast Permitted Spin Transferee on a pro rata basis.
(c)Treatment of Comcast Shareholder Rights and Obligations.
(i)If Comcast Shareholder Transfers all of its Company Securities to a Comcast Permitted Transferee, then, subject to Section 5.03(d), all Comcast Shareholder Rights and Obligations shall, subject to Section 5.03(c)(iv), automatically apply to such Comcast Permitted Transferee, and the provisions of this Agreement shall be construed accordingly.
(ii)If Comcast Shareholder Transfers some, but less than all, of its Company Securities to a Comcast Permitted Spin Transferee (a “Partial Spin Transfer”), then (A) such Transfer shall only be in the form of an indirect transfer via the transfer to such Comcast Permitted Spin Transferee of equity securities issued by Comcast Shareholder (or the issuance by Comcast Shareholder of equity securities to such Comcast Permitted Spin Transferee), (B) subject to Section 5.03(c)(iv) and Section 5.03(d), all Comcast Shareholder Rights and Obligations shall continue to apply to, and shall only be exercisable by, Comcast Shareholder and (C) Comcast and the Comcast Permitted Spin Transferee shall enter into such arrangements with respect to the indirect allocation of Comcast Shareholder Rights and Obligations between themselves (as holders of equity securities issued by Comcast Shareholder) as they shall determine in their sole discretion.
(iii)In the event that Comcast proposes to effect a Partial Spin Transfer and the procedures set forth in Section 5.03(c)(ii) would, or would reasonably be likely to, result in significant adverse consequences to Comcast or the Comcast Permitted Spin Transferee, then Comcast AG Shareholder, the Company and the Manager shall negotiate

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in good faith to structure alternative arrangements and modify this Agreement so as to effect the original intent of the parties (as reflected in Section 5.03(c)(ii) and Section 5.03(d)) as close as possible in an acceptable manner so that the transactions contemplated by Section 5.03(c)(ii) can be consummated as originally contemplated to the fullest extent possible without resulting in such adverse consequences. Without limiting the generality of the foregoing, such alternative arrangements may include the Transfer of some of Comcast Shareholder’s Company Securities to the Comcast Permitted Spin Transferee and the allocation of the Comcast Shareholder Rights and Obligations between Comcast and the Comcast Permitted Spin Transferee.
(iv)In the event of a Partial Spin Transfer, Comcast AG Shareholder’s consent rights set forth in Section 4.01(c) shall only be allocated to the Comcast Permitted Spin Transferee pursuant to Section 5.03(c)(ii) to the extent they correspond to the legal and regulatory regimes applicable to such Comcast Permitted Spin Transferee. In the event of a Transfer of all Comcast Shareholder’s Company Securities to a Comcast Permitted Spin Transferee, the parties acknowledge and agree that Comcast AG Shareholder’s consent rights set forth in Section 4.01(c) shall be adjusted, if necessary, in order to correspond only to the legal and regulatory regimes applicable to such Comcast Permitted Spin Transferee and, in such a case, the parties shall negotiate in good faith to enter into an amendment to this Agreement, to be effective immediately prior to the completion of any such Transfer, so that such consent rights are so appropriately adjusted; provided, however, that in no case shall such consent rights be adjusted to grant any broader consent rights to any Comcast Permitted Spin Transferee than the consent rights held by Comcast AG Shareholder pursuant to Section 4.01(c) as in effect immediately prior to such amendment.
(d)Treatment of ROFO Rights.
(i)In the case of a Transfer of all of Comcast Shareholder’s Company Securities to a Comcast Permitted Spin Transferee:
(A)if, at the time of the Transfer, the Comcast Permitted Spin Transferee is an Eligible ROFO Holder:
(1)the Comcast Rights and Obligations set forth in Article 9 (the “ROFO Rights”) shall automatically apply to the Comcast Permitted Spin Transferee; and
(2)if, at any time after the Transfer, the Comcast Permitted Spin Transferee ceases to be an Eligible ROFO Holder, the ROFO Rights shall automatically cease to apply effective as of the 24 month anniversary of the date on which the Comcast Permitted Spin Transferee ceases to be an Eligible ROFO Holder; provided that the ROFO Rights shall continue to apply in respect of any Offered ROFO Assets for which an Offer Notice has been delivered prior to the time at which the ROFO Rights otherwise cease to apply (this proviso, the “Surviving ROFO Rights Principle”); or

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(B)if, at the time of the Transfer, the Comcast Permitted Spin Transferee is not an Eligible ROFO Holder, the ROFO Rights shall automatically cease to apply, subject to the Surviving ROFO Rights Principle.
(ii)In the case of a Partial Spin Transfer:
(A)if, at the time of the Transfer, neither Comcast nor the Comcast Permitted Spin Transferee is an Eligible ROFO Holder, the ROFO Rights shall automatically cease to apply, subject to the Surviving ROFO Rights Principle; or
(B)in all other cases, (1) at the time of the Transfer, Comcast shall determine in its sole discretion, and designate in writing to the Manager, whether the ROFO Rights with respect to each Portfolio Company in which the Company then holds an Investment shall be allocated to Comcast or to the Comcast Permitted Spin Transferee and (2) at all times after the Transfer, promptly following the consummation of each Investment made by the Company in a Portfolio Company that is not covered by the preceding clause (1), Comcast shall determine in its sole discretion, and designate in writing to the Manager, whether the ROFO Rights with respect to such Portfolio Company shall be allocated to Comcast or to the Comcast Permitted Spin Transferee; provided that, in the case of each of clauses (1) and (2), Comcast may not allocate ROFO Rights to Comcast or to the Comcast Permitted Spin Transferee if, at the time of such allocation, such Person is not an Eligible ROFO Holder (and, if at the time at which Comcast would otherwise allocate ROFO Rights pursuant to this Section 5.03(d)(ii), neither Comcast nor the Comcast Permitted Spin Transferee is an Eligible ROFO Holder, then such ROFO Rights shall automatically cease to apply, subject to the Surviving ROFO Rights Principle).
(iii)If any ROFO Rights are allocated to Comcast or the Comcast Permitted Spin Transferee pursuant to Section 5.03(d)(ii) and, following such allocation, such Person ceases to be an Eligible ROFO Holder, then the ROFO Rights allocated to such Person shall automatically cease to apply effective as of the 24 month anniversary of the date on which such Person ceases to be an Eligible ROFO Holder, subject to the Surviving ROFO Rights Principle.
(iv)For the avoidance of doubt, (A) any ROFO Rights allocated to Comcast or the Comcast Permitted Spin Transferee pursuant to Section 5.03(d)(ii) shall continue to apply to, and shall only be exercisable by, Comcast Shareholder, as contemplated by Section 5.03(c)(ii) and (B) any ROFO Rights that cease to apply pursuant to Section 5.03(d)(ii) or 5.03(d)(iii) shall no longer apply to, and shall not be exercisable by, Comcast Shareholder or any other Person.
(e)General Provisions.
(i)Notwithstanding Section 5.03(b), in no event may a Transfer of some or all of the Company Securities held by Comcast Shareholder or ManagementCo Shareholder occur if the Manager determines in good faith that such Transfer is reasonably likely to (A) cause a dissolution of the Company under Applicable Law (for

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the avoidance of doubt, not including any technical termination under Section 708(b)(1)(B) of the Code); (B) result in the Company’s assets being deemed to be “plan assets” for purposes of ERISA or constitute a prohibited transaction under ERISA or the Code; (C) require the Company to register as an “investment company” within the meaning of the Investment Company Act; (D) require registration of any Company Securities under the Securities Act; (E) cause the Company to be treated (or cause a material risk that the Company will be treated) as a ‘publicly traded partnership’ or otherwise as a corporation for U.S. federal income tax purposes; (F) subject the Company, the Manager or any of their respective Affiliates to a materially burdensome tax, legal or regulatory regime to which it would not otherwise be subject; (G) cause the Company, the Manager or any of their respective Affiliates to be in violation of Applicable Law; or (H) result in the Company, any Shareholder or any of their respective Affiliates being subject, directly or indirectly, to additional tax costs not reimbursed by Comcast (with respect to a Transfer of Company Securities held by Comcast Shareholder) or ManagementCo Shareholder (with respect to a Transfer of Company Securities held by ManagementCo Shareholder).
(ii)Each Comcast Permitted Transferee and ManagementCo Shareholder Permitted Transferee shall execute a joinder to this Agreement in a form to be reasonably agreed by the transferor and the Company.
(iii)
ARTICLE 6
Capital Commitments and Capital Contributions

Section 6.01.    Capital Commitments. 2
a.Each Shareholder hereby agrees to, from time to time as hereinafter set forth in this Article 6, make Capital Contributions in respect of (i) Investments; provided that the applicable Drawdown Notice is delivered to such Shareholder prior to the termination of the Commitment Period (except that such Drawdown Notice may be delivered to such Shareholder after the termination of the Commitment Period if such Drawdown Notice relates to an Investment that the Company committed to make pursuant to a binding agreement entered into prior to the termination of the Commitment Period) and (ii) Company Expenses.
b.Notwithstanding anything contained in this Agreement, but subject to Section 6.03, no Shareholder shall be required to make any Capital Contribution (other than a Capital Contribution by Comcast AG Shareholder to fund the Management Fee pursuant to Section 6.02(d)) to the extent that, at the time such Capital Contribution is to be made, such Capital Contribution exceeds such Shareholder’s Available Capital Commitment at such time.
c.At Comcast AG Shareholder’s election, the Commitment Period shall terminate early upon the first to occur of the following:
i.an Initial CEO Event; or

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ii.a Cause Event.
The Company shall give Comcast prompt notice of the occurrence of any Initial CEO Event or Cause Event.
d.Capital Contributions shall be treated by the Company as consideration for the subscription for additional Class I Shares in accordance with Section 2.04(b).

Section 6.02.    Drawdowns. 2
a.Subject to Article 4 and this Article 6, each Shareholder shall make Capital Contributions in such amounts and at such times as the Company shall specify in notices (“Drawdown Notices”) delivered from time to time to such Shareholder. All Capital Contributions shall be paid to the Company in immediately available funds in U.S. dollars by 11:00 A.M. (New York time) on the date specified in the applicable Drawdown Notice. Capital Contributions may include amounts that the Company determines, in its reasonable discretion, are necessary or desirable for Temporary Cash Funds or to establish reserves in respect of Company Expenses.
b.Each Drawdown Notice in respect of a Drawdown shall specify:
i.the manner in which, and the expected date on which, such Drawdown is to be applied;
ii.the required Capital Contribution to be made by each Shareholder (which shall be equal to the sum of (x) such Shareholder’s share (determined pursuant to Section 6.02(c)) of each Investment Drawdown Amount, and (y) such Shareholder’s share (determined pursuant to Section 6.02(d)) of each Company Expenses Drawdown Amount;
iii.the date (the “Drawdown Date”) on which such Capital Contribution is due, which will be at least 10 Business Days from and including the date of delivery of the Drawdown Notice; and
iv.the account of the Company to which such Capital Contributions shall be paid.
c.With respect to each draw of Capital Contributions to the extent to fund an Investment, each Shareholder shall be required to make a Capital Contribution equal to the product of (x) such Shareholder’s Available Commitment Percentage multiplied by (y) the Investment Drawdown Amount in respect of such Investment; provided, that Comcast Shareholder’s aggregate share of all such Capital Contributions (i) to fund the Investment in Spectra shall be made by Comcast Spectacor Shareholder (and not Comcast AG Shareholder) and (ii) to fund all other Investments shall be made by Comcast AG Shareholder (and not Comcast Spectacor Shareholder).
d.With respect to each draw of Capital Contributions to the extent to fund Company Expenses, each Shareholder shall be required to make a Capital Contribution

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equal to the product of (x) such Shareholder’s Available Commitment Percentage multiplied by (y) the Company Expenses Drawdown Amount in respect of such Company Expenses; provided, that, with respect to each draw of Capital Contributions to the extent to fund Company Expenses (other than the Management Fee), Comcast Shareholder’s aggregate share of all such Capital Contributions (i) reasonably determined by the Manager to be allocable to the Investment in Spectra shall be made by Comcast Spectacor Shareholder (and not Comcast AG Shareholder) notwithstanding that such Capital Contribution may exceed Comcast Spectacor Shareholder’s Available Capital Commitment (in which case, Comcast Spectacor Shareholder’s Capital Commitment shall be increased by the amount of such Capital Contributions and Comcast AG Shareholder’s Capital Commitment shall be decreased by a corresponding amount) and (ii) otherwise shall be made by Comcast AG Shareholder (and not Comcast Spectacor Shareholder); and provided, further, that, with respect to each draw of Capital Contributions to the extent to fund the Management Fee, Comcast AG Shareholder shall be required to make a Capital Contribution equal to the amount of the Management Fee to be funded by such draw and no other Shareholder shall be required to make any Capital Contribution.
e.Subject to Section 4.01, the Company may utilize previous Capital Contributions in respect of Temporary Cash Funds or amounts retained by the Company pursuant to Section 8.05(c) to fund all or any portion of the acquisition of any Investment or the payment of Company Expenses at any time, and, for the avoidance of doubt, any such use will not reduce the Available Capital Commitment of any Shareholder.
f.Notwithstanding Sections 6.02(a) or 6.02(b) or anything to the contrary in this Agreement, the initial Capital Contributions by Comcast Spectacor Shareholder and ManagementCo Shareholder in respect of the Investment in Spectra shall be made in-kind in accordance with the Spectra Agreement, and not in immediately available funds in U.S. dollars, and the parties agree that the Drawdown Notice in respect of such Investment in Spectra will not be delivered at least 10 Business Days prior to the Drawdown Date. Comcast Shareholder’s and ManagementCo Shareholder’s share of all future Capital Contributions in respect of the Investment in Spectra shall be made in accordance with this Section 6.02. Notwithstanding anything to the contrary in this Agreement, promptly following (i) the initial Capital Contribution of each of Comcast Spectacor Shareholder and ManagementCo Shareholder in respect of the Investment in Spectra and (ii) the incurrence of certain borrowings by Spectra, a portion of the proceeds of such borrowings shall be distributed, first, to the Company by Spectra and, second, to the Shareholders by the Company, in each case, in the amounts provided in the Spectra Agreement. The parties agree that (i) the amount distributed to the Shareholders pursuant to the preceding sentence shall be treated as a Recap Dividend pursuant to Section 8.03(c) (and, for purposes of allocating Capital Contributions in respect of the Investment in Spectra as contemplated by Section 8.03(c), (a) an amount equal to the amount of the Recap Dividend shall be allocated to the disposed of portion of the Investment and (b) an amount equal to (1) the amount of Capital Contributions in respect of the Investment in Spectra minus (2) the amount of the Recap Dividend shall be allocated to the remaining portion of the Investment) and (ii) solely for purposes of Section 8.02, Section 8.03 (other

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than Section 8.03(c)) and Article 11, the portion of the initial Capital Contribution of Comcast Spectacor Shareholder in respect of the Investment in Spectra that is allocated to such Recap Dividend pursuant to Section 8.03(c) shall be deemed to have been made by Comcast AG Shareholder (and not Comcast Spectacor Shareholder) to the extent of the amount of proceeds distributed to Comcast AG Shareholder pursuant to the preceding sentence. To the extent the distribution to the Shareholders contemplated by the third sentence of this Section 6.02(f) is not made on of the date of the initial Capital Contributions in respect of the Investment in Spectra, but is made within five Business Days thereafter, such distribution shall nevertheless be deemed to be made on the same date as such Capital Contributions for all purposes of calculating the Priority Return in connection with the Capital Contributions returned as part of such distribution.
Section 6.03.    Reinvestment. At all times prior to the seventh anniversary of the Commencement Date, the Company may recall as Capital Contributions pursuant to this Article 6 all or a portion of amounts distributed to the Shareholders pursuant to Section 8.02 that represent the return of Capital Contributions made by the Shareholders and use such recalled amounts for the making of Investments; provided that in no event will the cost basis (i) of Investments held by the Company attributable to Capital Contributions made by Comcast Shareholder in respect of its Original Capital Commitment (including any recalled Capital Contributions) exceed $4,000,000,000 at any time or (ii) of Investments held by the Company attributable to Capital Contributions made by Comcast Shareholder in respect of its Non-U.S. Capital Commitment (including any recalled Capital Contributions) exceed $1,000,000,000 (in each case for the avoidance of doubt, not reduced by any amounts retained by the Company pursuant to Section 8.05(c)). In order to give effect to the foregoing, any amounts distributed prior to the seventh anniversary of the Commencement Date to any Shareholder pursuant to Section 8.02 that represent the return of Capital Contributions shall reduce, on a dollar-for-dollar basis, the amount of “Capital Contributions made” by such Shareholder prior to such time for purposes of clause (b) of the definition of “Available Capital Commitments”. Notwithstanding the foregoing or anything to the contrary in this Agreement, for purposes of this Section 6.03, (a) the amount of the distribution to each Shareholder as contemplated by the third sentence of Section 6.02(f) will be recallable under this Section 6.03 until the end of the Commitment Period (and shall reduce, on a dollar-for-dollar basis, the amount of “Capital Contributions made” by such Shareholder prior to such time for purposes of clause (b) of the definition of “Available Capital Commitments”) and (b) amounts distributed to Comcast Spectacor Shareholder pursuant to Section 8.02 that represent the return of Capital Contributions made by Comcast Spectacor Shareholder may be recalled from Comcast AG Shareholder (as if originally made by Comcast AG Shareholder) for the purpose of making Investments other than any Investment in Spectra.

ARTICLE 7
Expenses

Section 7.01.    Definition and Payment of Manager Expenses. The Management Agreement provides that, as between the Manager and the Company, the Manager shall

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be solely responsible for and shall pay all Manager Expenses. As used herein, the term “Manager Expenses” means (i) normal operating expenses of the Manager including compensation and employee benefit expenses of employees of the Manager and related overhead (including rent, utilities and other similar items) (it being understood that the Manager or any of its Affiliates may seek to be reimbursed by actual or potential Portfolio Companies for out-of-pocket expenses incurred by the Manager or any of its Affiliates (e.g., due diligence, legal, accounting, investment banking and similar expenses incurred in connection with any actual or prospective transactions; travel expenses associated with attending board meetings and otherwise conducting investment oversight, etc.)), and (ii) routine administrative expenses of the Company (e.g., the preparation of financial statements of the Company pursuant to Section 10.02(a) and the preparation and filing of tax returns of the Company pursuant to Section 10.19(a), subject to the other terms regarding expenses set forth in Section 10.19(a)).

Section 7.02.    Definition and Payment of Company Expenses.

a.The Company shall be responsible for and shall pay all Company Expenses. As used herein, the term “Company Expenses” means all expenses or obligations of the Company or any Subsidiary, or otherwise incurred by the Manager in connection with this Agreement (other than (x) Manager Expenses and (y) the obligation of the Company to pay the purchase price for any Investment), including:
i.reasonable expenses in connection with the organization of the Company;
ii.to the extent not reimbursed by actual or potential Portfolio Companies, expenses directly attributable to any Investment or proposed Investment that is ultimately not made by the Company, including all unreimbursed expenses incurred in connection with the evaluation, making, holding, refinancing, pledging, sale or other disposition or proposed refinancing, pledging, sale or other disposition of all or any portion of such Investment (including deal initiation expenses, investment banking, consulting, valuation, custodial, trustee and professional expenses, and travel);
iii.to the extent not reimbursed by actual or potential Portfolio Companies, other expenses of the Company incurred in connection with the ongoing operation and administration of the Company that are not included in the definition of “Manager Expenses”, including the Management Fee; and
iv.non-routine or extraordinary expenses of the Company, including any litigation-related expense, indemnification obligation and any other indemnity, contribution or reimbursement obligations of the Company with respect to any Person, whether payable in connection with a proceeding involving the Company or otherwise, and premiums for related insurance, if any.

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ARTICLE 8
Distributions; Allocations; Capital Accounts
Section 8.01.    Distributions Generally. 2 Subject to the provisions of Section 11.01, distributions shall be made in accordance with this Article 8. Except as expressly set forth below, all calculations with respect to distributions shall be made on an Investment-by-Investment basis.
Section 8.02.    Distributions of Proceeds of Investments. 2 Subject to Section 8.05, and to amounts being lawfully available for the purpose, distributions of Proceeds in respect of a particular Investment will be made in respect of the Class I Shares and the Class II Shares until the holders of the Class I Shares and the Class II Shares have received, on a cumulative basis and without duplication, the amounts set forth below in the following order of priority:
a.first, 100% to the holders of Class I Shares (pro rata in accordance with the amount of Capital Contributions made by such holders in respect of such Investment) until the aggregate amount distributed in respect of the relevant Investment equals the aggregate amount of Capital Contributions made in respect of such Investment plus the Priority Return;
b.second, 100% to the holders of Class I Shares (pro rata in accordance with the amount of Capital Contributions made by such holders in respect of previously realized Investments) until the aggregate amount distributed in respect of previously realized Investments equals the aggregate amount of Capital Contributions made in respect of such previously realized Investments plus the Priority Return;
c.third, 100% to Comcast AG Shareholder until the aggregate amount distributed equals the amount of Capital Contributions made in respect of Management Fees theretofore paid that the Manager determines in good faith should be returned pursuant to this clause third in order to reflect the cost basis of the portion of the Company’s aggregate portfolio represented by the relevant Investment and the previously realized Investments (measured relative to the cost basis of all realized and unrealized Investments) plus the Priority Return on such amount of Management Fees;
d.fourth, 100% to the holders of Class I Shares (pro rata in accordance with the amount of Capital Contributions made by such holders in respect of Qualifying Company Expenses) until the aggregate amount distributed equals the amount of Capital Contributions made in respect of Company Expenses (whether or not attributable to any Investment and, for the avoidance of doubt, excluding the Management Fee) theretofore paid that the Manager determines in good faith should be returned pursuant to this clause fourth in order to reflect the cost basis of the portion of the Company’s aggregate portfolio represented by the relevant Investment and the previously realized Investments (measured relative to the cost basis of all realized and unrealized Investments) (such amount of Company Expenses, the “Qualifying Company Expenses”) plus the Priority Return;

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e.fifth, either:
i.if the Quarterly Value of the Company’s unrealized Investments is less than the aggregate amount of Capital Contributions made in respect of such unrealized Investments, 100% to the holders of Class I Shares (pro rata in accordance with the amount of Capital Contributions made by such holders in respect of unrealized Investments) until the aggregate amount distributed equals the amount of the unrealized loss; or
ii.if the Quarterly Value of the Company’s unrealized Investments is greater than the amount equal to (x) the aggregate amount of Capital Contributions made in respect of such unrealized Investments minus (y) the aggregate amount previously distributed to the holders of Class I Shares pursuant to subclause (i) of this clause (e) on account of then existing net unrealized losses in respect of such unrealized Investments (such excess amount, the “unrealized gain” at such time), 100% to the holder of Class II Shares until the aggregate amount distributed equals (A) 14.286% multiplied by (B) the amount of such unrealized gain (provided that the amount of such unrealized gain taken into account for purposes of this calculation shall not exceed the aggregate amount previously distributed to the holders of Class I Shares pursuant to subclause (i) of this clause (e) and such previously distributed amounts shall relate to Investments that are unrealized Investments at the time of the distribution pursuant to this subclause (ii));
f.sixth, 87.5% to the holder of the Class II Shares and 12.5% to the holders of the Class I Shares (pro rata in accordance with the respective aggregate Capital Contributions made by the holders of the Class I Shares, other than Capital Contributions made by Comcast AG Shareholder to fund the Management Fee) until the holder of the Class II Shares has received, as a “catch up” distribution with respect to its Class II Shares, 12.5% of all distributions made, less aggregate Capital Contributions (including Capital Contributions made to pay Company Expenses, including Management Fees) returned, pursuant to clauses (a) through (d) above and this clause (f); and
g.thereafter, 87.5% to the holders of the Class I Shares (pro rata in accordance with the respective aggregate Capital Contributions made by the holders of the Class I Shares, other than Capital Contributions made by Comcast AG Shareholder to fund the Management Fee) and 12.5% to the holder of the Class II Shares.
h.
Section 8.03.    Other Provisions Applicable to Distributions. 2
a.Notwithstanding anything to the contrary contained herein,
i.it shall not be necessary to recover capital in respect of any realized Investment under clause (a) or (b) of Section 8.02 if such capital has been previously recovered by virtue of a distribution under subclause (i) of clause (e) of Section 8.02 (which distribution, for the avoidance of doubt, has not been offset by a corresponding distribution under subclause (ii) of clause (e) of Section 8.02); provided, however, that for the avoidance of doubt, in the case any capital in respect of any realized Investment has been recovered by virtue of such a distribution under subclause (i) of

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clause (e) of Section 8.02, it shall remain necessary to make distributions of the Priority Return under clause (b) of Section 8.02 in respect of such recovered capital to the extent prior distributions under clause (a) of Section 8.02 have been insufficient to satisfy the full amount of such Priority Return; and
ii.it shall not be necessary to make any distribution in respect of any unrealized loss under subclause (i) of clause (e) of Section 8.02 if there has been a previous distribution in respect of the amount of such loss under subclause (i) of clause (e) of Section 8.02; provided, however, that for the avoidance of doubt, it shall remain necessary to make distributions under subclause (i) of clause (e) of Section 8.02 in respect of subsequent unrealized losses with respect to the same Investment.
b.It is understood that for purposes of Section 8.02, (i) a “realized Investment” will mean any Investment that has been sold, otherwise disposed of or permanently and fully written off, and an “unrealized Investment” will mean any Investment that has not been sold, otherwise disposed of or permanently and fully written off, in each case as determined by the Manager in its reasonable discretion and (ii) any Investment that is partially sold or otherwise disposed of shall be treated as two (or more, as appropriate) separate Investments and the Capital Contributions in respect of such Investment shall be allocated among such two (or more, as appropriate) separate Investments, in each case as determined by the Manager in its reasonable discretion.
c.In the event a recapitalization or similar transaction in respect of any Investment results in the receipt by the Company of any extraordinary dividends or similar proceeds (“Recap Dividends”), such transaction shall be treated as a partial disposition of the applicable Investment equal to the amount of such Recap Dividends received (and for purposes of Section 8.02 Capital Contributions in respect of the relevant Investment shall be allocated pro rata between such Recap Dividends and the remaining Investment based upon the relative amount of such Recap Dividends and the Fair Market Value of the remaining Investment immediately after giving effect to the payment of such Recap Dividends, as determined by the Manager in its reasonable discretion; provided that where such Investment consists of Publicly Traded Securities, such determination shall be based on the relative trading prices of such Publicly Traded Securities on the principal securities exchange on which such securities are traded prior to and after the record date for the Recap Dividend.
d.In the case of any ordinary dividends, interest or similar amounts received in respect of any unrealized Investment, such ordinary dividends, interest or similar amounts shall not be treated as a disposition of the applicable Investment and such unrealized Investment shall not be taken into account in determining the amount of Management Fees or Company Expenses that are to be returned pursuant to clauses (c) and (d) of Section 8.02.
e.Any amounts of Capital Contributions that are not used to make Investments or to satisfy Company Expenses (including as Temporary Cash Funds) or to pay the Management Fee, together with any net income thereon, shall be returned by the Company to the Shareholders, in the same relative proportions as the Shareholders made such Capital Contributions, promptly following the determination by the Manager that such amounts will not be used for the purpose for which the relevant Capital

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Contributions were made, subject to amounts being lawfully available to effect such return and subject to the right of the Company to retain reasonable reserves for contingencies, expenses and liabilities. Any such returned Capital Contributions shall remain available for recall by the Company in accordance with the terms of this Agreement.
f.Notwithstanding anything in this Agreement to the contrary, the ManagementCo Shareholder may at any time without the consent of any Shareholder elect not to receive at the time otherwise provided therefor all or any portion of any distribution that otherwise would be made as a Class II Distribution. Any amount that is not distributed to the ManagementCo Shareholder due to the preceding sentence, in the ManagementCo Shareholder’s sole discretion, either shall be retained by the Company on behalf of the ManagementCo Shareholder or shall be distributed to the applicable Class I Shareholders. In making distributions to a Class I Shareholder of any amount pursuant to the preceding sentence, the ManagementCo Shareholder may apply such amount against distributions to such Class I Shareholder to which such Class I Shareholder is or becomes entitled under any subsection of Section 8.02 (including as a return of Capital Contributions made in respect of Investments, Management Fees and other Company Expenses, and/or a payment of the Priority Return), but treated as having been made on the actual date any such amount is distributed. If the ManagementCo Shareholder in its sole discretion so elects, and unless and except to the extent the ManagementCo Shareholder has waived its election right under this Section 8.03(f), all or any portion of subsequent distributions otherwise distributable to such Class I Shareholder may be distributed to the ManagementCo Shareholder until the ManagementCo Shareholder has received the amount of distributions it would have received had it not waived receipt of any distributions pursuant to the first sentence of this Section 8.03(f). To the extent the ManagementCo Shareholder has elected not to receive all or any portion of any distribution that otherwise would be made as a Class II Distribution with respect to any Class I Shareholder in accordance with this Section 8.03(f), the ManagementCo Shareholder shall be under no obligation to waive or reduce distributions with respect to any other Shareholders. The ManagementCo Shareholder shall be authorized to make such determinations that the ManagementCo Shareholder in good faith believes to be reasonably necessary to give effect to any provision set forth in this Section 8.03(f) and to implement other provisions of this Agreement (including but not limited to Section 11.02) in a manner consistent with this Section 8.03(f).
Section 8.04.    Tax Distributions. To the extent of available cash as determined in the reasonable discretion of the Manager, and to amounts being lawfully available for the purpose, at the option of each Shareholder from time to time, the Company shall make distributions in cash to such Shareholder in an amount necessary to pay combined federal, state and local income tax, determined based on the Tax Rate, in respect of the net taxable income and gain allocated to such Shareholder in respect of any taxable year of the Company. For purposes of applying the other provisions of this Article 8, any distribution that is made pursuant to this Section 8.04 shall be treated as an advance against distributions otherwise to be made pursuant to the other provisions of this Article 8.
Section 8.05.    Other General Principles of Distribution.

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a.Distributions of Cash. Subject to Section 8.05(c) and Section 11.01(b), and to amounts being lawfully available for the purpose, distributions of Proceeds shall be made as promptly as practicable after their receipt by the Company. All distributions pursuant to this Section 8.05(a) shall be made in immediately available funds in (x) U.S. dollars, except to the extent that distributions in U.S. dollars would be illegal or impracticable under Applicable Law, in which case, to such extent, distributions shall be made in the currency in which cash is received by the Company or (y) Marketable Securities.
b.Distributions in Kind. Prior to the commencement of the winding up of the Company, the Company shall not make any distributions in kind of securities unless such securities are Marketable Securities. Following the commencement of the winding up of the Company, subject to Section 11.01(b), the Company may distribute in kind any securities (whether or not Marketable Securities) or other property constituting all or any portion of an Investment in such amounts as the Company shall in its reasonable discretion determine. In any distribution of property in kind, the Company shall not discriminate among the Shareholders but shall in any such distribution (i) distribute to the Shareholders property of the same type and (ii) if cash and property in kind are to be distributed simultaneously in respect of any Investment, distribute cash and property in kind in the same proportion to each Shareholder. For purposes of distributions pursuant to Section 8.02 and allocations pursuant to Section 8.07, (A) Marketable Securities shall be valued at the average of their closing sale prices on the principal securities exchange on which such securities were traded on each trading day during the five trading day period ending immediately prior to such distribution, or if such securities are not primarily traded on a securities exchange, the five day average of their closing bid prices as shown by the National Association of Securities Dealers Automated Quotation System or comparable established over-the-counter trading system consisting of the five trading day period immediately prior to such distribution and (B) all other property to be distributed in kind shall be valued at the Fair Market Value thereof determined by the Manager in its reasonable discretion on a date as near as reasonably practicable to the date of notice of such distribution.
c.Amounts Held in Reserve. Subject to Section 8.04, the Company shall have the right to retain up to $2,000,000,000 of amounts otherwise distributable by the Company to the Shareholders (“Distributable Amounts”); provided that, after the termination of the Commitment Period in accordance with the terms hereof, (i) the Company shall retain Distributable Amounts only in an amount not greater than the amount necessary to make such provision as the Manager deems necessary or advisable, in its reasonable discretion, for liabilities and obligations, contingent or otherwise, of the Company; provided, however that such liabilities and obligations shall not include the obligation to pay for the purchase price of Investments except pursuant to commitments of the Company in effect at such time; and (ii) any amount held by the Company as of the termination of the Commitment Period in excess of the amounts permitted to be retained pursuant to the preceding clause (i) shall be promptly distributed to the Shareholders. To the extent that any Investment is funded with Distributable Amounts retained by the Company pursuant to this Section 8.05(c), such Investment shall, for purposes of Section

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8.02, be treated as the same Investment as the initial Investment whose realization resulted in such Distributable Amounts (or in the Distributable Amounts that were used to fund any intermediate Investment whose realization resulted in the Distributable Amounts used to fund such Investment).
d.Tax Withholding. The Company is authorized to pay or withhold and pay over to the U.S. Internal Revenue Service, or to any other relevant taxing authority, (i) such amounts as the Company is required to pay or withhold and pay over pursuant to the Code or any other Applicable Law in respect of any Shareholder (including (x) to satisfy any outstanding tax liability of a Shareholder or (y) any such amounts withheld against the Company with respect to a Shareholder), (ii) such portion of any amounts in connection with an audit for which the Company is liable and that the Manager determines, in its reasonable discretion, is attributable to such Shareholder or that result from such Shareholder’s status, actions or inactions, and (iii) any amounts that the Manager reasonably determines should be paid or withheld and paid by the Company pursuant to Section 1446(f) of the Code. The Manager shall allocate any such amounts paid or withheld and paid to the Shareholders in respect of whom such amount was paid or withheld and paid and shall treat such amounts as actually distributed to such Shareholders. To the extent any such payment or withholding exceeds any Shareholder’s share of distributions or proceeds, or to the extent the Manager fails for any reason to withhold any amounts required to be withheld as set forth in this Section 8.05(d), each Shareholder further agrees to indemnify the Company in full for any amounts required to be paid or withheld and paid in respect of or that is attributable to such Shareholder (including, without limitation, any interest, penalties and expenses associated with such payments), and each Shareholder shall promptly upon notification of an obligation to indemnify the Company pursuant to this Section 8.05 make a cash payment to the Company equal to the full amount to be indemnified.  This Section 8.05(d) shall survive and continue in full force in accordance with its terms notwithstanding any termination of this Agreement or the dissolution of the Company and no current or former Shareholder shall be released from any obligations pursuant to this Section 8.05(d) as a result of any Transfer of its Company Securities (in whole or in part) or withdrawal from the Company. Notwithstanding the foregoing, a Shareholder shall not be required to indemnify the Company, and the Manager shall instead indemnify the Company, with respect to such interest, penalties, additions to tax or additional amounts that are imposed as a result of a failure by the Company to withhold tax with respect to such Shareholder due to the Manager’s fraud, willful misconduct or recklessness.
e.Excess Transaction Fees. Notwithstanding anything to the contrary in this Agreement, (i) any Excess Transaction Fees received by the Company (including any Excess Transaction Fees received by the Manager or any of its Affiliates and remitted to the Company) shall be distributed to Comcast AG Shareholder and (ii) any distributions of Excess Transaction Fees to Comcast AG Shareholder shall not be treated as having been made pursuant to Section 8.02 or 11.02 and shall not reduce the amounts that the holders of Class I Shares are entitled to receive pursuant to those Sections.
f.Comcast Spectacor Shareholder. Notwithstanding anything to the contrary in this Agreement, (i) Comcast Shareholder’s share of distributions (whether in cash or in kind) attributable to the Investment in Spectra shall be made solely to Comcast

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Spectacor Shareholder up to Comcast Spectacor Shareholder’s then-current Capital Account balance, and any amount of any such distribution that would be in excess of Comcast Spectacor Shareholder’s then-current Capital Account balance shall be made to Comcast AG Shareholder and (ii) Comcast Shareholder’s share of any distribution of cash other than a distribution of cash attributable to the Investment in Spectra shall be made solely to Comcast AG Shareholder up to Comcast AG Shareholder’s then-current Capital Account balance, and any amount of any such distribution that would be in excess of Comcast AG Shareholder’s then-current Capital Account balance shall be made to Comcast Spectacor Shareholder. For the avoidance of doubt, (i) the calculations required under Section 8.02 related to the Company’s aggregate portfolio of Investments shall include Spectra and (ii) nothing in this clause (f) shall alter the aggregate distributions to which Comcast Shareholder is entitled pursuant to this Agreement, it being understood that the provisions of this clause (f) shall be applied after determining Comcast Shareholder’s aggregate share of any distributions. In the event the application of the first sentence of this Section 8.05(f) would result in both Comcast Spectacor Shareholder and Comcast AG Shareholder receiving distributions in excess of their respective then-current Capital Accounts (or in neither of Comcast Spectacor Shareholder and Comcast AG Shareholder being entitled to receive a distribution), the first sentence of this Section 8.05(f) shall not apply and (i) Comcast Shareholder’s share of distributions (whether in cash or in kind) attributable to the Investment in Spectra shall be made solely to Comcast Spectacor Shareholder and (ii) Comcast Shareholder’s share of any distribution of cash other than a distribution of cash attributable to the Investment in Spectra shall be made solely to Comcast AG Shareholder.
g.Optional Share Repurchase.
i.Notwithstanding anything to the contrary in this Agreement, the Board in its discretion may elect to cause the Company to return amounts under this Article 8 to a Shareholder either (A) by distribution to such Shareholder or (B) by a repurchase of such Shareholder’s Class I and/or Class II Shares, as applicable, and in the case of any such repurchase, in a manner intended to result in economic consistency with the distribution provisions of Section 8.02 (where, for the avoidance of doubt, each Comcast Shareholder, as applicable, and ManagementCo Shareholder shall receive proceeds in respect of any such repurchase equal to the amount such Shareholder would have been distributed pursuant to Section 8.02 with respect to the distribution event giving rise to such repurchase).
ii.In the event the Board elects with respect to any distribution event to cause amounts to be returned by a repurchase of Shares, the Board shall first cause to be calculated, in accordance with Section 8.02, the amounts to be returned to each Shareholder pursuant to each Distribution Tier (such calculated amount with respect to
iii.

each Shareholder and each Distribution Tier, a “Distribution Tier Return Amount”), and based upon the Distribution Tier Return Amounts with respect to such distribution event, the Board shall cause to be calculated the applicable Asset Ratios.

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iv.The Board shall then cause the Company to repurchase from each Shareholder otherwise entitled to receive a Distribution at such time, on a Repurchase Class-by-Repurchase Class basis, such number of Shares equal to (x) the Asset Ratio for the applicable Repurchase Class held by such Shareholder applied to (y) the total outstanding Shares of such Repurchase Class. Notwithstanding anything to the contrary in this Agreement, including this Section 8.05(g)(iii), if the application of this Section 8.05(g) to any Shareholder with respect to any distribution event would otherwise result in such Shareholder holding less than one whole Share of any class prior to the time at which such Shareholder would cease to have any future rights to distributions in respect of such class of Shares (determined as though this Section 8.05(g) were never included in this Agreement), then the number of Shares of such class repurchased from such Shareholder in connection with such distribution event shall be reduced as necessary to cause such Shareholder to retain one whole Share of such class.
v.A repurchase of a Shareholder’s Class I Shares or Class II Shares shall otherwise be treated as a “distribution” hereunder, and the Board shall have the power and authority, without the consent of any Shareholder, to interpret in good faith any provision of this Agreement to give effect to the intent of this Section 8.05(g). For the avoidance of doubt, in connection with any repurchase of Shares in accordance with this Section 8.05(g), amounts otherwise distributable to a Shareholder at any Distribution Tier shall be treated as a “distribution” in respect of such Distribution Tier.
8.06.    Capital Account. There shall be established for each Shareholder on the books and records of the Company a capital account (a “Capital Account”), the balance of which shall initially be zero. It is intended that each Shareholder’s Capital Account shall be maintained at all times in a manner consistent with the principles of Section 704 of the Code and applicable U.S. Treasury Regulations thereunder, and that the provisions hereof relating to the Capital Accounts shall be interpreted in a manner consistent therewith. The Capital Account of each Shareholder shall be:

a.credited with the amount of cash contributed by such Shareholder, and if such Shareholder makes an in-kind contribution to the Company, with the Fair Market Value of the contributed property (net of any liabilities secured by such property that the Company assumes or to which such property is subject) as determined by the Manager in its reasonable discretion pursuant to Section 8.05(b));
b.credited with any allocations of income and gain that are made to such Shareholder pursuant to this Article 8;
c.debited by any allocations of loss or deduction that are made to such Shareholder pursuant to this Article 8; and

d.debited by the amount of cash, the fair value of other property as determined by the Manager in its reasonable discretion, distributed by the Company to such Shareholder (net of any liabilities of the Company assumed by such Shareholder and any liabilities to which such distributed property is subject).

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Section 8.07.    Allocations. Except as otherwise provided in this Article 8, as of the last day of each fiscal period, the Company’s items of income, gain, loss and deduction for such period shall be allocated as follows:
a.Manager Expenses.
i.Any items of loss or deduction that are attributable to the Management Fee shall be allocated to the Comcast AG Shareholder.
ii.Any items of loss or deduction that are attributable to Company Expenses funded by or for the account of any Shareholder in accordance with Section 6.02 (for the avoidance of doubt, not to include any Management Fee) shall be allocated to such Shareholder.
b.Profits and Losses. After giving effect to Section 8.07(a), Profits or Losses for such fiscal period (and, if necessary, items of income, gain, loss or deduction included in the determination thereof) shall be allocated among the Shareholders in a manner consistent with the corresponding distributions made or to be made pursuant to this Article 8. Without limiting the generality of the foregoing, any allocation pursuant to this Section 8.07(b) shall be made in a manner such that each Shareholder’s Capital Account balance, immediately after such allocation, is as nearly as possible (and proportionately as nearly as possible with respect to all Shareholders’ Capital Accounts) equal to (i) the distributions that would be made to such Shareholder pursuant to the provisions of this Article 8 if, immediately after such allocation, the Company were wound up, all of its assets sold for cash equal to their Carrying Values and its liabilities settled (limited, in the case of any nonrecourse liability to the Carrying Values of the assets securing such liability) and the remaining proceeds derived from the hypothetical sale of assets were distributed pursuant to the provisions of this Article 8, minus (ii) the amount that such Shareholder would be obligated to contribute to the Company in connection with such hypothetical liquidation, including any amount that ManagementCo Shareholder would be required to contribute to the Company pursuant to Section 11.02, and any amount that such Shareholder would be deemed, immediately prior to the Company’s hypothetical sale of assets, to be obligated to restore to the Company pursuant to the penultimate sentence of U.S. Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), plus (iii) in the case of a Class I-A Shareholder, the amount that would be distributable to such Class I-A Shareholder pursuant to Section 11.02 in connection with such hypothetical liquidation.
c.Notwithstanding the foregoing or anything to the contrary in this Agreement, but subject to Section 8.08, the share of Profits or Losses for any fiscal period (and, if necessary, items of income, gain, loss or deduction included in the determination thereof) attributable to the Investment in Spectra and otherwise allocable to Comcast Shareholder will be allocated solely to Comcast Spectacor Shareholder (and not to Comcast AG Shareholder).  All other Profits or Losses for any fiscal period (and, if necessary, items of income, gain, loss or deduction included in the determination thereof)

attributable to each of the Investments other than Spectra and otherwise allocable to Comcast Shareholder will be allocated solely to Comcast AG Shareholder (and not to Comcast Spectacor Shareholder) unless such allocation would cause Comcast AG

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Shareholder to have a deficit Capital Account balance that is in excess of the amount the Comcast AG Shareholder is treated as being obligated to restore pursuant to the penultimate sentence of U.S. Treasury Regulations Section 1.704-2(g)(1) and 1.704-2(i)5), in which case such Profits or Losses will be allocated to Comcast Spectacor Shareholder.

Section 8.08.    Special Allocations. Notwithstanding the provisions of Section 8.07, the following special allocations shall be made:
a.Minimum Gain Chargebacks. Items of Company income and gain shall be allocated among the Shareholders at such times and in such manner as may be necessary to satisfy the minimum gain chargeback requirements of U.S. Treasury Regulations Sections 1.704-2(f) and 1.704-2(i)(4).
b.Qualified Income Offset. Items of Company income and gain shall be allocated at such times and in such manner as may be necessary to satisfy the “qualified income offset” requirement of U.S. Treasury Regulations Section 1.704-1(b)(2)(ii)(d).
c.Nonrecourse Deductions. To the extent that the allocation of any “nonrecourse deductions” (within the meaning of U.S. Treasury Regulations Section 1.704-2(b)(1)) would not otherwise satisfy the requirements of U.S. Treasury Regulations Section 1.704-2(e), such nonrecourse deductions shall be allocated in a manner that satisfies such requirements, as determined by the Manager in its reasonable discretion.
d.Gross Income Allocation. In the event that any Shareholder has, or would otherwise have, a deficit Capital Account balance that is in excess of the amount such Shareholder is treated as being obligated to restore pursuant to the penultimate sentences of U.S. Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), items of Company income and gain in the amount of such excess shall be allocated to such Shareholder; provided that an allocation pursuant to this Section 8.08(d) shall be made only if and to the extent that such Shareholder would have such a deficit Capital Account balance after all other allocations provided for in this Article 8 have been made as if Section 8.08(b) and this Section 8.08(d) were not in this Agreement.
e.Curative Allocations. The allocations required pursuant to the preceding provisions of this Section 8.08 (the “Regulatory Allocations”) shall be taken into account for purposes of allocating other items of income, gain, loss and deduction among the Shareholders so that each Shareholder’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Shareholder would have had if the Regulatory Allocations were not part of this Agreement and all allocations were made pursuant to Section 8.07.

f.The Manager is authorized to modify any and all of the allocation provisions under Sections 8.07 and 8.08 to the extent that, in the reasonable judgment of the Manager and based upon advice of tax advisors to the Manager, such modifications

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are necessary to reflect the economic entitlements of the Shareholders and to comply with Section 704 of the Code and applicable U.S. Treasury Regulations.
Section 8.09.    Revaluations. Upon the occurrence of any event specified in U.S. Treasury Regulations Section 1.704-1(b)(2)(iv)(f), the Manager may cause the Capital Accounts of the Shareholders to be adjusted to reflect the Fair Market Value of the Company’s assets at such time, as determined by the Manager in its reasonable discretion; provided that the Manager has received the prior written consent of Comcast AG Shareholder to such revaluation.
Section 8.10.    Tax Allocations.
a.For U.S. federal, state and local income tax purposes, each item of income, gain, loss, deduction and credit of the Company shall be allocated among the Shareholders as nearly as possible in the same manner as the corresponding items are allocated pursuant to the other provisions of this Article 8.
b.All items of income, gain, loss and deduction with respect to any Company asset that has a Carrying Value that differs from its adjusted tax basis for U.S. federal income tax purposes shall be allocated so as to take into account the variation between the Carrying Value and the adjusted tax basis in accordance with the principles of Section 704(c) of the Code and the U.S. Treasury Regulations thereunder.
Section 8.11.    Change in Interests During a Tax Year. If any Shareholder’s interest in the Company changes during any Tax Year allocations pursuant to this Article 8 shall be made in a manner that takes into account the varying interest of the Shareholders in the Company during such Tax Year, as required by Section 706(d) of the Code, under such method as the Manager may determine in its reasonable discretion; provided that the Manager shall cause the Company to adopt the “closing-of-the-books” method for the allocation of any items of income, gain, loss or deduction attributable to a Transfer pursuant to Section 5.03.
ARTICLE 9
Right of First Offer
Section 9.01.    Right of First Offer.
a.If the Company desires to Transfer any Portfolio Company Securities or any other assets or any controlled Portfolio Company desires to transfer all or substantially all of its assets (collectively, including Portfolio Company Securities, “ROFO Assets”) to any Person (other than (i) the Transfer by the Company of Portfolio Company Securities and (ii) the Transfer by a Portfolio Company of assets that, in each case, have been pledged, encumbered or hypothecated to secure any Debt of the applicable Portfolio Company upon the exercise of remedies in respect thereof), the Company shall give notice (an “Offer Notice”) to Comcast Shareholder that the
Company or such Portfolio Company desires to make such a Transfer and that sets forth the number and kind of ROFO Assets proposed to be Transferred by the Company or such Portfolio Company (the “Offered ROFO Assets”), the price at which the Company or such Portfolio Company proposes to Transfer such Offered ROFO Assets (the “Offer Price”) and any other material terms and conditions of the proposed Transfer; provided, however, that the Company shall not be required to give an Offer Notice to Comcast Shareholder with respect to (and Comcast Shareholder shall have no right under this Section 9.01 with respect to) the proposed Transfer of any Portfolio Company Securities

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if the Portfolio Company issuing such Portfolio Securities is not a Subsidiary of the Company (assuming solely for this purpose that the last sentence in the definition of the term “Subsidiary” in Section 1.01 were deleted) and the rights of Comcast under this Section 9.01 would be inconsistent with the terms of such Portfolio Securities or any contractual or other legally binding provision applicable to the Company or any of its Subsidiaries or to such Portfolio Securities; provided, further, that in connection with an Investment in a Portfolio Company that is not a Subsidiary of the Company (assuming solely for this purpose that the last sentence in the definition of the term “Subsidiary” in Section 1.01 were deleted), if the Manager determines in its good faith discretion that it would be reasonably likely through the exercise of commercially reasonable efforts to be able to make such Investment without accepting any such inconsistent terms or provisions so as to preserve Comcast Shareholder’s rights under this Section 9.01, then the Company shall use commercially reasonable efforts to make such Investment without accepting any such inconsistent terms or provisions; provided, further, that notwithstanding the foregoing or anything to the contrary in this Agreement, the Manager shall interpret the provisions of this Article 9 to apply to Comcast Spectacor Shareholder solely with respect to the Investment in Spectra, and shall apply the provisions of the Agreement (including Section 10.08) in accordance with such interpretation.
b.The giving of an Offer Notice to Comcast Shareholder shall constitute an offer (the “Offer”) by the Company or such Portfolio Company to Transfer all (but not less than all) of the Offered ROFO Assets to Comcast Shareholder or an Affiliate of Comcast Shareholder designated by Comcast Shareholder (“Comcast ROFO Purchaser”) for cash at the Offer Price applicable to such Offered ROFO Assets and otherwise on the terms and conditions set forth in the Offer Notice. Comcast ROFO Purchaser shall have a 30-day period (the “Offer Period”) in which to accept such Offer by giving a notice of acceptance to the Company prior to the expiration of such Offer Period. If Comcast ROFO Purchaser fails to notify the Company, prior to the expiration of the Offer Period, of acceptance of the terms of the Offer, Comcast ROFO Purchaser shall be deemed to have declined the Offer with respect to such portion of the Offered ROFO Assets.
c.The Company shall provide, and shall cause any controlled Portfolio Company and use reasonable best efforts to cause any other Portfolio Company to provide, to Comcast ROFO Purchaser all information it may reasonably request in the course of determining whether to accept any Offer.

d.If Comcast ROFO Purchaser elects to purchase any Offered ROFO Assets, Comcast ROFO Purchaser shall purchase and pay, by wire transfer of immediately available funds to an account designated by the Company, for such Offered ROFO Assets within 20 Business Days after the date on which Comcast ROFO Purchaser accepted the Offer pertaining to such Offered ROFO Assets; provided that, if the Transfer of such Offered ROFO Assets is subject to any prior regulatory approval, the time period during which such Transfer may be consummated shall be extended until the expiration of five Business Days after all such approvals shall have been received; provided, further, that in lieu of a payment of cash by Comcast ROFO Purchaser with respect to such Offered ROFO Assets, at the written request of the Comcast ROFO Purchaser, Comcast ROFO

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Purchaser and the Company agree to use commercially reasonable efforts to devise and implement an alternative structure to Transfer such Offered ROFO Assets to Comcast ROFO Purchaser in a tax-efficient manner, provided such alternative structure places ManagementCo Shareholder in the same economic position (taking into account the tax consequences of the alternative structure as compared to the tax consequences of a payment of cash by Comcast ROFO Purchaser) as if Comcast ROFO Purchaser had purchased such Offered ROFO Assets in cash. Comcast ROFO Purchaser, the Company and all Shareholders of the Company shall cooperate, and the Company shall use commercially reasonable efforts to cause the Portfolio Company to cooperate, in good faith in implementing any alternative structure agreed to pursuant to this Section 9.01(d).
e.With respect to any Offered ROFO Assets, upon the earlier to occur of (i) rejection of the Offer pertaining to such Offered ROFO Assets by Comcast ROFO Purchaser and (ii) the ultimate failure to obtain any required consent or regulatory approval for the purchase of such Offered ROFO Assets by Comcast ROFO Purchaser, the Company or the applicable Portfolio Company shall have a 270-day period during which to effect a Transfer of such Offered ROFO Assets at a price not less than 95% of the Offer Price and otherwise on terms no less favorable to the Company or the applicable Portfolio Company than those set forth in the Offer Notice (other than in an immaterial respect); provided that, if the Company or the applicable Portfolio Company enters into a definitive agreement providing for the Transfer within such 270-day period and the Transfer is subject to regulatory approval, such 270-day period shall be extended until the expiration of five Business Days after all such approvals shall have been received, but in no event shall such regulatory extension exceed 120 days. If the Company or any Portfolio Company does not consummate the Transfer of any of the Offered ROFO Assets in accordance with the foregoing time limitations, then the right of the Company or such Portfolio Company to effect the Transfer of such Offered ROFO Assets pursuant to this Section 9.01(e) shall terminate and the Company and such Portfolio Company shall again comply with the procedures set forth in this Section 9.01(e) with respect to any proposed Transfer of Offered ROFO Assets to any Person.
Article 1
Article 10
Certain Covenants and Agreements
Section 10.01.    Confidentiality.

(a)Comcast Shareholder shall, and shall cause each of its Affiliates and Representatives to, maintain the confidentiality of and not use for any purpose (other than in connection with the matters contemplated by this Agreement) any information furnished to it under this Agreement or by or on behalf of the Company, including any information regarding the Company’s Investments, Portfolio Companies or prospective Investments or Portfolio Companies (collectively, the “Company Confidential Information”); provided that Company Confidential Information shall not include information that (1) is or becomes generally available to the public other than as a result of a disclosure by Comcast Shareholder or any of the directors, officers, employees, stockholders, members, partners, agents, counsel, investment and financial advisers, accountants, auditors or other representatives (all such persons being collectively referred

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to as “Representatives”) of Comcast Shareholder in violation of this Agreement, (2) was available to Comcast Shareholder on a non-confidential basis prior to its disclosure to Comcast Shareholder or its Representatives by the Company, (3) was obtained by Comcast Shareholder from a third party who, insofar as known to Comcast Shareholder, is not prohibited from transmitting the information to Comcast Shareholder by a contractual, legal or fiduciary obligation to the Company or any of its Affiliates or (4) is necessary in connection with a tax audit; provided, further, that Comcast Shareholder may disclose Company Confidential Information:
(i)to its Representatives in the normal course of the performance of their duties or to any financial institution providing or that may provide credit to Comcast Shareholder or any of its Affiliates (provided that such information is maintained in confidence by the party to whom it is disclosed in accordance with the provisions of this Section 10.01(a) and Comcast shall be responsible for the failure of any such party to maintain such information in confidence);
(ii)to the extent required by Applicable Law, including any listing agreement with any national securities exchange (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which Comcast Shareholder or any of its Affiliates is subject; provided that (except with respect to any matters covered by clause (iii) below) Comcast Shareholder agrees to give the Company prompt notice of such request, to the extent practicable, so that the Company may seek an appropriate protective order or similar relief);
(iii)to any regulatory authority or rating agency to which Comcast Shareholder or any of its Affiliates is subject or with which it has regular dealings; provided that such authority or agency is advised of the confidential nature of the Company Confidential Information;
(iv)to the extent related to the tax treatment and tax structure of the transactions contemplated by this Agreement; provided that the foregoing does not constitute an authorization to disclose information identifying any party to this Agreement or any Affiliate of a party (except to the extent relating to such tax structure or tax treatment) or any Company Confidential Information unrelated to such tax structure or tax treatment; or

(v)if the prior written consent of the Company shall have been obtained.

Nothing contained herein shall prevent the use (subject, to the extent possible, to a protective order) of Company Confidential Information in connection with the assertion or defense of any claim by or against the Company or any Shareholder.
(b)The Company shall, and shall cause each of its Affiliates and Representatives to, maintain the confidentiality of and not use for any purpose (other than in connection with the matters contemplated by this Agreement) any information furnished to it regarding Comcast Shareholder or its Affiliates under

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this Agreement (collectively, “Comcast Confidential Information”); provided that Comcast Confidential Information shall not include information that (1) is or becomes generally available to the public other than as a result of a disclosure by the Company or its Affiliates or any of their Representatives in violation of this Agreement, (2) was available to the Company or its Affiliates on a non-confidential basis prior to its disclosure to the Company or its Representatives by Comcast Shareholder, (3) was obtained by the Company from a third party who, insofar as known to the Company, is not prohibited from transmitting the information to the Company by a contractual, legal or fiduciary obligation to Comcast Shareholder or any of its Affiliates or (4) is necessary in connection with a tax audit; provided, however, that the Manager may disclose such information:
(i)to its Representatives in the normal course of the performance of their duties or to any financial institution providing or that may provide credit to the Company or any of its Affiliates (provided that such information is maintained in confidence by the party to whom it is disclosed in accordance with the provisions of this Section 10.01(b) and the Company shall be responsible for the failure of any such party to maintain such information in confidence);
(ii)to the extent required by Applicable Law (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which the Company or any of its Affiliates is subject; provided that (except with respect to any matters covered by clause (iii) below) the Company agrees to give Comcast Shareholder prompt notice of such request, to the extent practicable, so that Comcast Shareholder may seek an appropriate protective order or similar relief);
(iii)to any regulatory authority or rating agency to which the Company, the Manager or any of their respective Affiliates is subject or with which it has regular dealings; provided that such authority or agency is advised of the confidential nature of the Comcast Confidential Information;
(iv)to the extent related to the tax treatment and tax structure of the transactions contemplated by this Agreement; provided that the foregoing does not constitute an authorization to disclose information identifying any party to this Agreement or any Affiliate of a party (except to the extent relating to such tax structure or tax treatment) or any Comcast Confidential Information unrelated to such tax structure or tax treatment; or
(v)if the prior written consent of Comcast AG Shareholder shall have been obtained.
Nothing contained herein shall prevent the use (subject, to the extent possible, to a protective order) of Comcast Confidential Information in connection with the assertion or defense of any claim by or against the Company or any Shareholder.
(c)Each Shareholder and the Company shall consult with the others before issuing any press release or making any public statement with respect to this agreement or the transactions contemplated hereby, except as may be required by Applicable Law, including any listing agreement with any national securities exchange; provided, that any press release or public statement issued by the

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Company or its Affiliates shall require Comcast AG Shareholder’s prior written approval if it (i) refers to Comcast, either Comcast Shareholder or any of their Affiliates or (ii) discloses any information regarding the aggregate financial performance of the Company (for the avoidance of doubt, not including the financial performance of, or the financial terms of the acquisition or disposition of, any individual Investment) for any period and is made prior to the time at which Comcast has publicly disclosed its financial results for such period. For the avoidance of doubt, the parties agree that press releases issued by, or other public statements made by, the Company regarding matters in the ordinary course of the Company’s business (including any press releases or statements regarding acquisitions or dispositions of Investments, hiring of personnel and other similar matters) shall not be deemed to be a press release or other public statement with respect to the “transactions contemplated hereby” within the meaning of the immediately preceding sentence.
(d)Notwithstanding anything herein to the contrary, Comcast Shareholder’s and its Representatives’ obligations in this Section 10.01 shall, in each case, not be deemed to be breached by any disclosure by NBCUniversal Media, LLC or any other of Comcast Shareholder’s Affiliates in the ordinary course of their business of disseminating news and information; provided that the individuals involved in such dissemination received such Company Confidential Information from a source other than the personnel of Comcast Shareholder or its Representatives involved in the matters contemplated by this Agreement.

Section 10.02.    Reports.
a.The Company agrees to furnish to each Shareholder:
i.to the extent such information is available, as soon as practicable and, in any event, within 45 days after the end of each fiscal month, the summary financial information, prepared for internal reporting purposes, of the Company and its consolidated Subsidiaries (assuming, for all purposes of this Section 10.02 and Section 10.03 that the last sentence in the definition of the term “Subsidiary” in Section 1.01 were deleted) as at the end of and for such month;

ii.as soon as practicable and, in any event, within 45 days after the end of each fiscal quarter of each fiscal year, the unaudited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such quarter and the related unaudited statement of operations and cash flow for such quarter and for the portion of the fiscal year then ended, in each case prepared in accordance with GAAP; and
iii.as soon as practicable and, in any event, within 90 days after the end of each fiscal year, (A) the audited consolidated balance sheet of the Company and its consolidated Subsidiaries as at the end of such fiscal year and the related audited statement of operations and cash flow for such fiscal year, and for the portion of the fiscal year then ended, in each case prepared in accordance with GAAP and certified by

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Deloitte & Touche LLP or another firm of independent public accountants of nationally recognized standing.
b.The Company shall:
i.permit Comcast Shareholder, its independent public accountants and its other Representatives, upon reasonable prior notice and during normal business hours, to examine the books, records and accounts of the Company; and
ii.permit Comcast Shareholder and its Representatives, upon reasonable prior notice and during normal business hours, to visit and inspect any of the properties of the Company and discuss the affairs, finances and accounts of the Company with the independent certified public accountants of the Company for purposes which may include procedures performed in connection with Comcast’s evaluation of internal controls pursuant to Section 404 of the Sarbanes Oxley Act of 2002; provided that such investigation does not unreasonably interfere with the operations of the Company.
Section 10.03.    Other Information and Assistance. If at any time the Company and its consolidated Subsidiaries are or will be consolidated in Comcast’s statement of financial position (it being understood that the determination of whether the Company and its consolidated Subsidiaries are so consolidated shall be made by Comcast in its sole judgment), the Company shall, shall cause its consolidated Subsidiaries to and shall use reasonable best efforts to cause Deloitte & Touche LLP or another firm of independent public accountants of nationally recognized standing to provide all other financial information and assistance as reasonably requested by Comcast for purposes of preparing such consolidated financial statements and management’s report on internal control over financial reporting and complying with Comcast’s related obligations under Applicable Law, including the Exchange Act and the Sarbanes Oxley Act of 2002. Comcast shall reimburse the Company and its consolidated Subsidiaries for all out-of-pocket expenses incurred in providing any financial information and assistance under this Section 10.03 that is not otherwise required to be provided under Section 10.02.

Section 10.04.    Conflicting Agreements. The Company and each Shareholder represents and agrees that it shall not (i) grant any proxy or enter into or agree to be bound by any voting trust or agreement with respect to the Company Securities, except as expressly contemplated by this Agreement, or (ii) enter into any agreement or arrangement of any kind with any Person with respect to any Company Securities inconsistent with the provisions of this Agreement or for the purpose or with the effect of denying or reducing the rights of any other Shareholder under this Agreement, including agreements or arrangements with respect to the Transfer or voting of its Company Securities.

Section 10.05.    Business Opportunity. The Company and each of the Shareholders recognize and acknowledge that (x) the Company, Comcast Shareholder and their Affiliates engage, or intend to engage, in a wide variety of activities, (y) some of these activities presently or may in the future involve the participation in businesses and activities that may be similar to those of the Company and its Subsidiaries and Portfolio Companies, on the one hand, or Comcast Shareholder and its Affiliates, on the other

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hand, and (z) subject to the terms of this Agreement, it is critical that the Company, Comcast Shareholder and their Affiliates be permitted to continue to develop their current and future business and investment activities without any restriction. In light of the foregoing considerations, the Company and each of the Shareholders acknowledge and agree as follows:
a.To the fullest extent permitted by Applicable Law, except as otherwise provided in Article 4 or Section 10.18, the doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to the Company or any Shareholder. Except as otherwise provided in Article 4 or Section 10.18, (x) no Shareholder nor any of its Affiliates shall have any obligation to refrain from (i) engaging in the same or similar activities or lines of business as the Company or any Portfolio Company or developing or marketing any products or services that compete, directly or indirectly, with those of the Company or any Portfolio Company, (ii) investing or owning any interest publicly or privately in, or developing a business relationship with, any Person engaged in the same or similar activities or lines of business as, or otherwise in competition with, the Company or any Portfolio Company or (iii) employing or otherwise engaging a former officer or employee of the Company or any Portfolio Company and (y) neither the Company nor any of its Affiliates shall have any obligation to refrain from (i) engaging in the same or similar activities or lines of business as any Shareholder or any of its Affiliates or developing or marketing any products or services that compete, directly or indirectly, with those of any Shareholder or any of its Affiliates or (ii) investing or owning any interest publicly or privately in, or developing a business relationship with, any Person engaged in the same or similar activities or lines of business as, or otherwise in competition with, any Shareholder or any of its Affiliates.
b.Notwithstanding any duty otherwise existing under Applicable Law or in equity, to the fullest extent permitted by Applicable Law, except as otherwise provided in Article 4 or Section 10.18, if the Company or any of its Affiliates, Subsidiaries or Portfolio Companies, or Comcast Shareholder or any of its Affiliates, as the case may be, acquires knowledge of a potential transaction or matter which may be a business opportunity for both the Company or its Affiliates, Subsidiaries or Portfolio Companies, on the one hand, and Comcast Shareholder or its Affiliates, on the other hand, neither the Company or any such Affiliate, Subsidiary or Portfolio Company of the Company, nor
Comcast Shareholder or any such Affiliate of Comcast Shareholder, as the case may be, shall have a duty to communicate or offer such business opportunity to the other, and neither the Company or any such Affiliate, Subsidiary or Portfolio Company of the Company, nor Comcast Shareholder or any such Affiliate of Comcast Shareholder, as the case may be, shall be liable to the other in respect of any such matter (including for any breach of fiduciary or other duties) by reason of the fact that the Company or any of its Affiliates, Subsidiaries or Portfolio Companies, or Comcast Shareholder or any of its Affiliates, as the case may be, pursues or acquires such business opportunity for itself.

Section 10.06.    Indemnification; Exculpation; Advancement of Expenses.
a.The Company shall indemnify, and hold harmless each Indemnified Party from and against any and all damage, loss, liability and expense (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) incurred by such

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Indemnified Party before, on or after the date of this Agreement (collectively, the “Indemnified Liabilities”), arising out of any actual or threatened action, cause of action, suit, proceeding or claim arising directly or indirectly out of such Indemnified Party’s or any related Indemnified Party’s ownership of Company Securities, status as a shareholder or Manager, actual, alleged or deemed control or ability to influence the Company or any of its Subsidiaries or Portfolio Companies or actual or alleged act or omission in connection with the Company or any of its Subsidiaries or the direct or indirect Investments or prospective Investments or other business, activities, operations or affairs of the Company or any of its Subsidiaries (other than any such Indemnified Liabilities in respect of any act or omission constituting fraud, willful misconduct or recklessness), including with respect to any criminal action or proceeding, any act or omission taken by such Indemnified Party without reasonable cause to believe such conduct was unlawful and including any Indemnified Liabilities arising under Title IV of the Employee Retirement Income Security Act of 1974; provided that if and to the extent that the foregoing undertaking may be unavailable or unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under Applicable Law.
Notwithstanding the foregoing provisions of this Section 10.06(a), no Indemnified Party shall be entitled to any indemnification or contribution under this Section 10.06(a) in respect of any Indemnified Liabilities consisting of an investment or other loss in respect of any Company Assets or otherwise attributable to any such loss (including any diminution in the value of the investment of a Shareholder in the Company). Nothing in the immediately preceding sentence shall be deemed to limit (i) a Shareholder’s right to make any claim in respect of any investment or other loss in respect of any Company Assets that such Shareholder would be entitled to make if the immediately preceding sentence was not included in this Agreement and such Shareholder was not an Indemnified Party or (ii) each Manager Indemnified Party’s right to indemnification or contribution pursuant to Section 10.06(a) in respect of any Indemnified Liabilities consisting of any other Person’s (including any other Manager Indemnified Party’s) investment or other loss in respect of any Company Assets or otherwise attributable to any such loss.
b.The right to indemnification conferred in Section 10.06(a) shall also include the right to be paid by the Company the expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) incurred in connection with such action, cause of action, suit, proceeding or claim in advance of its final disposition to the fullest extent permitted by Applicable Law; provided that the payment of such expenses in advance of the final disposition of an action, cause of action, suit, proceeding or claim shall be made only upon delivery to the Company of an undertaking by or on behalf of the Indemnified Party to repay all amounts so paid in advance if it shall be determined by a court or other tribunal of proper jurisdiction that such Indemnified Party is not entitled to indemnification under Section 10.06(a).

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c.Each Indemnified Party may consult with recognized, outside legal counsel, accountants and other professional advisors selected by the Company; and any action or omission taken or suffered in good faith in reliance and in accordance with the opinion or advice of such counsel, accountants or other professional advisors (which the Indemnified Party reasonably believes to be an opinion or advice within such advisor’s professional competence) shall be conclusive evidence that such action or omission did not constitute fraud, willful misconduct or recklessness, and with respect to any criminal action or proceeding, was taken or suffered without reasonable cause to believe such Indemnified Party’s conduct was unlawful. Unless there is a specific finding of fraud, willful misconduct, recklessness or reasonable cause by a party to believe that such party’s conduct was unlawful (or where such a finding is an essential element of a judgment or order), the termination of any action, suit or proceeding by judgment, order or settlement, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption for purposes of Section 10.06(a) that the party in question acted fraudulently, engaged in willful misconduct, was reckless, or with respect to any criminal action or proceeding, had reasonable cause to believe that such party’s conduct was unlawful.
d.Notwithstanding the foregoing provisions of this Section 10.06, if an Indemnified Party may be entitled to be indemnified by a Portfolio Company, is insured by an insurer providing insurance coverage under an insurance policy issued to such Portfolio Company and/or may be entitled to be indemnified by any Upper Tier Indemnitor for any damages, losses, liabilities or expenses as to which such Indemnified Party also would be entitled to be indemnified by the Company pursuant to the foregoing provisions of this Section 10.06 (i) it is intended that as among such Upper Tier Indemnitor, the Company, and such Portfolio Company and its insurer, such Portfolio Company and its insurer will be the full indemnitor (or insurer) of first resort, the Company will be the full indemnitor of second resort, and such Upper Tier Indemnitor will be the full indemnitor of third resort for any such damages, losses, liabilities or expenses; (ii) any amount that the Company is otherwise obligated to pay with respect to indemnification or advancement for such liabilities, expenses or losses will be reduced by the amount such Indemnified Party receives in respect of such indemnification, advancement or insurance from such Portfolio Company and/or its insurer; (iii) the Indemnified Party will not be required first to exhaust rights or remedies with respect to indemnification, advancement or insurance provided by such Portfolio Company and/or its insurer before the Company makes any payment to such Indemnified Party; (iv) if such Portfolio Company or its insurer does not promptly pay such indemnification, advancement or insurance to or on behalf of the Indemnified Party for any reason, the Indemnified Party will be entitled to pursue any rights to advancement or indemnification hereunder (subject to all of the terms and conditions of this Section 10.06); and (v) if the Company indemnifies, or advances payment for expenses to, such Indemnified Party with respect to any damages, losses, liabilities or expenses, and such Indemnified Party may be entitled to indemnification, advancement of expenses or insurance from such Portfolio Company or its insurer, the Company may request that such Indemnified Party agree with the Company that (x) the Company will be fully subrogated to all rights of such Indemnified Party to indemnification, advancement of expenses or insurance from such

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Portfolio Company and its insurer with respect to such payment; (y) such Indemnified Party will assign to the Company all of the Indemnified Party’s rights to indemnification, advancement of expenses or insurance from such Portfolio Company and its insurer; and (z) such Indemnified Party will execute all documents and take all other actions appropriate to effectuate the foregoing clauses (x) and (y). For purposes of this Section 10.06, the term “Upper Tier Indemnitor” means the Manager, ManagementCo Shareholder or any of their respective Affiliates, other than the Company or any Portfolio Company. In addition, solely for the purposes of this Section 10.06, the term “Portfolio Company” shall include the Person which is the Portfolio Company in accordance with the definition of such term set forth in Section 1.01 of this Agreement and each Subsidiary of such Person and any Affiliate of such Person which is controlled by such Person.
e.To the fullest extent permitted by Applicable Law, no Indemnified Party shall be liable to the Company or its Subsidiaries or any other Shareholder for any actual or alleged act or omission arising directly or indirectly out of such Indemnified Party’s or any other Indemnified Party’s ownership of Company Securities, status as a shareholder or Manager, actual, alleged or deemed control or ability to influence the Company or any of its Subsidiaries or Portfolio Companies or actual or alleged act or omission in connection with the Company or any of its Subsidiaries or the direct or indirect Investments or prospective Investments or other business, activities, operations or affairs of the Company or any of its Subsidiaries (other than any such liabilities in respect of any act or omission constituting fraud, willful misconduct or recklessness), including with respect to any criminal action or proceeding, any act or omission taken by such Indemnified Party without reasonable cause to believe such conduct was unlawful. For the avoidance of doubt, the provisions of this Section 10.06(e) shall not relieve any Indemnified Party for such Indemnified Party’s contractual obligations to the Company as set forth in this Agreement or such Indemnified Party’s contractual obligations to the Company, any Subsidiary of the Company or any Shareholder set forth in any other agreement to which any Indemnified Party may now be or in the future become party to with the Company, any Subsidiary of the Company or any Shareholder.
f.To the extent that, at law or in equity, any Indemnified Party has duties (including fiduciary duties) and liabilities relating thereto to the Company or any of its Subsidiaries or the Shareholders, none of the Manager, the ManagementCo Shareholder or any other Manager Indemnified Party acting in connection with the business or affairs of the Company or its Subsidiaries shall be liable to the Company or any of its Subsidiaries or any Shareholder for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of any Manager Indemnified Party otherwise existing at law or in equity, are agreed by the Shareholders to replace such other duties and liabilities of such Manager Indemnified Party.
g.The rights of any Indemnified Party to indemnification, exculpation and advancement of expenses hereunder will be in addition to any other rights any such Person may have under any other agreement or instrument to which such Indemnified Party is or becomes a party or is or otherwise becomes a beneficiary or under Applicable Law or under the Memorandum and Articles of Association or the certificate of

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incorporation or bylaws or other organizational documents of any of the Subsidiaries of the Company or any other Person. The provisions of this Section 10.06 shall continue to afford protection to each Indemnified Party in respect of any act or omissions occurring while such Indemnified Party occupied the position or had the capacity pursuant to which such Indemnified Party became entitled to indemnification, exculpation and advancement of expenses under this Section 10.06 regardless of whether such Indemnified Party remains in such position or capacity and regardless of any subsequent amendment to this Agreement. No amendment to this Agreement shall reduce or restrict the extent to which these indemnification, exculpation and advancement provisions apply to actions or omissions occurring prior to the date of such amendment. The provisions of this Section 10.06 shall inure to the benefit of the successors, assigns, heirs and personal representatives of the Indemnified Parties, and the provisions of and rights under this Section 10.06 shall survive the winding up and termination of the Company.
h.Each of the Indemnified Parties shall be a third party beneficiary of the rights conferred to such Indemnified Party in this Section 10.06.
i.Notwithstanding anything to the contrary in the foregoing provisions of this Section 10.06, a present or former partner, stockholder, member, director, officer, fiduciary, manager, controlling Person, employee and agent of the Manager, ManagementCo Shareholder or any Affiliate of the Manager or ManagementCo Shareholder shall not be entitled to indemnification, exculpation or advancement of expenses in respect of any controversy relating to any employment or similar service relationship or the termination of any such relationship or in respect of any claim or cause of action brought against the Manager, ManagementCo Shareholder or the Company or any other Affiliate of the Manager or ManagementCo Shareholder, other than a claim or cause of action for indemnification, exculpation or advancement of expenses to which any such Person is otherwise entitled under the provisions of this Section 10.06 or under any other agreement or instrument to which such Person is or becomes a party or is or otherwise becomes a beneficiary or under Applicable Law or under the Memorandum and Articles of Association or the certificate of incorporation or bylaws or other organizational documents of any of the Subsidiaries of the Company or any other Person.

Section 10.07.    Co-Investors.
a.If the Manager determines that it would be advisable to include any co-investors in connection with any Investment (including, for the avoidance of doubt, any equity investment in a Portfolio Company after the Company’s initial Investment in such Portfolio Company) (any such co-investment opportunity, a “Co-Investment Opportunity”), it shall offer such Co-Investment Opportunity to Comcast AG Shareholder or an Affiliate of Comcast AG Shareholder designated by Comcast AG Shareholder prior to offering such Co-Investment Opportunity to any other Person; provided, however, that in the event the Manager determines that it would be advisable to include in respect of any Co-Investment Opportunity one or more strategic co-investors, it may offer up to 50% of any such Co-Investment Opportunity to such strategic co-investor(s), with the balance of such Co-Investment Opportunity offered to Comcast AG Shareholder or its designated Affiliate; provided, further, that (i) in no event shall the Manager offer all or any portion of any Co-Investment Opportunity in the United States

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to any person set forth on Schedule IV (each Person set forth on Schedule IV, a “Prohibited Co-Investor”), regardless of whether such Co-Investment Opportunity is first offered to Comcast AG Shareholder or its designated Affiliate and (ii) the Manager shall only offer all or any portion of any Co-Investment Opportunity not in the United States to a Prohibited Co-Investor if such Co-Investment Opportunity is first offered to Comcast AG Shareholder or its designated Affiliate and such Persons decline to accept any portion of such Co-Investment Opportunity.
b.Notwithstanding Section 10.07(a), prior to offering all or any portion of a Co-Investment Opportunity to Comcast AG Shareholder (or any permissible strategic co-investor), the Manager may offer such Co-Investment Opportunity to (i) rollover investors, (ii) management investors and (iii) bona fide sources of financing; provided that, in the case of this clause (iii), (A) such financing source customarily provides financing of the type comprising such Co-Investment Opportunity, (B) the type of financing being provided by such financing source and comprising such Co-Investment Opportunity customarily includes an equity component and (C) such financing source is not a Prohibited Co-Investor.
c.The procedures set forth in Section 9.01 shall apply, mutatis mutandis, to any offer of a Co-Investment Opportunity to Comcast AG Shareholder; provided that, in the event that it is not commercially practicable under the circumstances for Comcast AG Shareholder to have 30 days to accept such offer, then Comcast AG Shareholder shall have such amount of time to accept such offer as determined by the Manager and set forth in the offer notice, but not less than 10 Business Days.

Section 10.08.    Additional Comcast Rights. In the event that Comcast determines, in its good faith judgment, that (i) the Company and its consolidated Subsidiaries will be consolidated in Comcast’s statement of financial position and (ii) such consolidation is resulting or would be reasonably likely to result in significant adverse consequences to Comcast (including, by way of example, adverse impacts on Comcast’s credit rating or borrowing terms):
a.if the Company is not then and is not reasonably likely to become an “investment company” under the Investment Company Act of 1940 (as determined in good faith by the Manager), (x) Comcast will be permitted to effect a spinoff of its interest in the Company to Comcast shareholders provided that the spinoff entity has the financial wherewithal to meet its obligations under this Agreement, it being understood that (A) ManagementCo Shareholder will not be obligated to agree to changes to its governance or economic rights set forth in this Agreement and the Manager will not be obligated to agree to changes to its governance or economic rights set forth in the Management Agreement, (B) the rights of Comcast Shareholder pursuant to Article 9 shall be retained by Comcast Shareholder post-spinoff but shall apply only to assets held by the Company at the time of the spinoff and not to subsequently acquired assets and (C) Comcast will not be permitted to effect a spinoff if the consummation of the spinoff would, or would be reasonably likely to, result in any significant adverse consequences to the Company, ManagementCo Shareholder or the Manager (with the sole fact of the

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creation of the new public company itself not constituting such a significant adverse effect), and (y) the Company, ManagementCo Shareholder and the Manager will cooperate with Comcast to facilitate such a spinoff;
b.if the Company is then such an “investment company” or is reasonably likely to become such an “investment company” (as determined in good faith by the Manager), ManagementCo Shareholder, the Manager and the Company will use their good faith efforts (in collaboration with Comcast) to determine whether there are reasonable available actions that can be taken to address the adverse consequences affecting Comcast (but, for the avoidance of doubt, in such circumstances, it shall not be considered reasonable to effect a spinoff of the type referenced in clause (a) or any alternative public offering unless other reasonable actions are available so that, in the good faith judgment of the Manager, the Company will not, at the time of any such spinoff or alternative public offering, be or be reasonably likely to become an “investment company”) and, if such available actions are determined to exist and Comcast wishes to pursue such course of action, ManagementCo Shareholder, the Manager and the Company will take such actions; provided that, in connection with the taking of any such action, ManagementCo Shareholder will not be obligated to agree to any changes to its governance or economic rights set forth in this Agreement, the Manager will not be obligated to agree to any changes to its governance or economic rights set forth in the Management Agreement and neither ManagementCo Shareholder nor the Manager will be obligated to pursue any action that would, or would be reasonably likely to, result in any other significant adverse consequences to the Company, ManagementCo Shareholder or the Manager; and
c.if Comcast elects to pursue the action described below in this clause (c) in preference to any available action under clause (a) or clause (b) or if there is no such other available action, Comcast will be permitted to Transfer up to 40% of the Comcast Rights and Obligations to a third party, with the transferee subject to the Board’s consent (not to be unreasonably withheld or delayed); provided that, except as specified below, the Board shall not be entitled to withhold or delay its consent if the proposed transferee is a bona fide financial institution or investment firm or fund of national standing with the financial wherewithal to meet its related financial obligations (i.e., Capital Commitment, Capital Contributions and Management Fee); provided, further, that in all cases, the
Board shall be entitled to withhold its consent if the transfer would result in, or be reasonably likely to result in, significant adverse consequences to the Company, ManagementCo Shareholder or the Manager with respect to regulatory, legal, tax or similar matters. Any Person to whom Comcast Transfers Comcast Rights and Obligations as permitted by this Section 10.08(c) shall be deemed to be (i) a “Shareholder” for all purposes hereof and (ii) “Comcast AG Shareholder”, a “holder of Class I Shares” and a “holder of Class I-A Shares” to the extent of the transfer of Comcast Rights and Obligations pursuant to this Section 10.08(c), and shall execute a joinder to this Agreement in a form to be reasonably agreed by Comcast and the Company.
Section 10.09.    Advisory Board. In the event the Company forms an advisory board in the future (the “Advisory Board”), such Advisory Board will advise the Company and consult with the Manager on such matters relating to the business of the Company and

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the Portfolio Companies or this Agreement as the Manager may determine from time to time or any member of the Advisory Board may reasonably propose to the Manager; provided that any actions taken by the Advisory Board shall be advisory only, and neither the Company nor the Manager shall be required or otherwise bound to act in accordance with any such actions. The Comcast Chief Executive Officer (or a designee acceptable to the Manager) will be entitled to serve on any such Advisory Board. The Advisory Board shall otherwise consist of individuals selected by the Manager, in its reasonable discretion.
Section 10.10.    Comcast Executive Committee. The Initial CEO, in his capacity as a representative of the Manager, is and will continue to be allocated time at relevant Comcast Executive Management Committee meetings to discuss potential Investments, opportunities and initiatives under consideration by the Company.
Section 10.11.    Administrative Services. Comcast will provide or cause to be provided certain (to be mutually agreed) administrative services to the Company, ManagementCo Shareholder and the Manager on arm’s-length terms pursuant to an administrative services agreement entered into among Comcast, the Management Shareholder and the Manager.
Section 10.12.    Non-solicitation; Non-hire. AUTONFD3_TC Each of the Company, ManagementCo Shareholder and the Manager agrees that, without Comcast Shareholder’s prior written consent, it will not, and will cause its Affiliates (and, in the case of the Company, its controlled Portfolio Companies and their respective Subsidiaries solely to the extent any such Portfolio Company or Subsidiary of a Portfolio Company is acting in concert with the Company, ManagementCo Shareholder or the Manager) not to, solicit for employment or employ any current or former senior employee of Comcast or any of its Affiliates; provided that this Section 10.12 shall not prohibit any such Person from (i) conducting a general solicitation or advertisement that is not directed at employees of Comcast or any of its Affiliates; provided that this clause (i) shall not permit the employment of any individuals who respond to such solicitation or advertisement; (ii) soliciting for employment or employing any individuals who have not been employed by Comcast or any of its Affiliates for a period of six months prior to the date such individuals were first solicited for employment; (iii) soliciting for employment or employing any individuals whose employment with Comcast or any of its Affiliates is terminated by Comcast or any of its Affiliates without cause; or (iv) responding to unsolicited inquiries regarding employment; provided that this clause (iv) shall not permit the employment of any individuals making such unsolicited inquiries.
Section 10.13.    Accountants. The Company agrees that Deloitte & Touche LLP will be appointed as initial independent certified public accountant for the Company and its consolidated Subsidiaries; provided that the Manager may thereafter appoint as independent certified public accountant for the Company and its consolidated Subsidiaries another of the “big four” nationally recognized independent public accounting firms if the Manager determines in its reasonable discretion that the pricing or services provided by Deloitte & Touche LLP are not satisfactory.
Section 10.14.    FCC Order; DOJ Order. The Company acknowledges that it has received and reviewed that certain Memorandum Opinion and Order of the Federal

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Communications Commission (In the Matter of Applications of Comcast Corporation, General Electric Company and NBC Universal, Inc.) as adopted on January 18, 2011 (the “FCC Order”) and that certain Stipulation and Order of the United States District Court for the District of Columbia with respect to the January 18, 2011 [Proposed] Final Judgment of the Department of Justice and Certain States in the matter United States of America, et al., as Plaintiffs, v. Comcast Corporation, et al., as Defendants (the “DOJ Order” and together with the FCC Order, the “Orders”), has had the opportunity to discuss the Orders with counsel, and understands that the each of the Orders may subject the Company, its Subsidiaries and Portfolio Companies, and their respective businesses to certain conditions or requirements. The Company (i) shall comply with any and all applicable conditions or requirements set forth in the Orders, and (ii) shall cause each of its Covered Subsidiaries to contractually agree to comply with, and to comply with, any and all applicable conditions or requirements set forth in the Orders. “Covered Subsidiaries” means each of the Company’s Subsidiaries and Portfolio Companies that (A) in the case of the FCC Order, is an Affiliate (as defined in the FCC Order) of Comcast or NBCUniversal Media LLC or (B) in the case of DOJ Order, in which Comcast or one of its Affiliates owns a 25% or greater interest or which Comcast or one of its Affiliates otherwise controls, and that, by the terms of an Order is subject to any conditions or requirements of such Order.
Section 10.15.    Non-Affiliation of Comcast and the Company. Each of the parties acknowledges that Comcast Shareholder does not possess, directly or indirectly, the power to direct or cause the direction of the management and policies of the Company or any of its Affiliates and that, accordingly, where the term “affiliate” is based on the existence of a control relationship, (i) neither the Company nor any of its Affiliates is an “affiliate” of Comcast Shareholder or any of its Affiliates or has the authority to bind Comcast Shareholder or any of its Affiliates and (ii) neither Comcast Shareholder nor any of its Affiliates is an “affiliate” of the Company or any of its Affiliates or has the authority to bind the Company or any of its Affiliates. Comcast Shareholder, on the one hand, and the Company, on the other hand, will at all times act (and cause their Affiliates to act) in a manner consistent with the foregoing principle, and the Company shall use commercially reasonable efforts to cause any controlled Portfolio Companies to act in a manner consistent with the foregoing principle.

Section 10.16.    HSR Filings. The Company agrees that any filing by the Company pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (as in effect from time to time) shall include a cover letter explaining the relationship of Comcast and the Company in a form to be mutually agreed by the Company and Comcast Shareholder.

Section 10.17.    Manager and ManagementCo Shareholder Actions Requiring Consent.
a.Each of the Manager and ManagementCo Shareholder, as applicable, agrees that it shall not take any of the following actions without the approval of Comcast AG Shareholder:
i.the admission of investors other than employees of the Manager in the Manager or ManagementCo Shareholder (other than trusts, estate planning vehicles or

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similar entities established as contemplated by the partnership agreement of the Manager or the ManagementCo Shareholder Partnership Agreement);
ii.the pledge by ManagementCo Shareholder of its interest in the Class II Shares; and
iii.the public offering of securities issued by the Manager or ManagementCo Shareholder.
b.In the event that Comcast AG Shareholder determines not to grant its consent to a proposed action pursuant to Section 10.17(a), the Manager and Comcast AG Shareholder shall discuss the reasons for such withholding of consent and will consider in good faith whether there are alternative approaches that might address Comcast AG Shareholder’s concerns while permitting (a possibly modified version of) the proposed action to go forward.
Section 10.18.    Exclusivity. The Manager agrees that, for the term of the Management Agreement, the Manager will not have investment advisory or similar arrangements with any Persons other than the Company.

Section 10.19.    Certain Tax Matters.
a.
i.The Manager shall cause to be prepared and timely filed all tax returns required to be filed for each Company Entity; provided, however, that prior to the filing of any federal income tax return of any Company Entity (including such Company Entity’s Internal Revenue Service Form 1065, if applicable), any material foreign, state or local income tax return of a Company Entity, or any material franchise tax return of a Company Entity, Comcast AG Shareholder shall be entitled to review and consult with the applicable Company Entity, as appropriate, with respect to such tax returns, which shall be provided to Comcast AG Shareholder no less than 60 days prior to the applicable due date. Comcast AG Shareholder shall have the right to dispute any such tax return provided to Comcast AG Shareholder with respect to any significant issue or item. If Comcast AG Shareholder disputes any such tax return by delivering a written notice thereof to the Manager, within 30 days following receipt of such tax return, the Comcast AG Shareholder, the Company and the Manager shall, and the Manager shall cause the relevant Company Entity to, use commercially reasonable efforts to resolve the dispute. If the dispute is not resolved within 10 days following receipt of a written notice of a dispute from Comcast AG Shareholder, the dispute shall be referred to a firm of independent public accountants of nationally recognized standing and with relevant expertise, mutually acceptable to the applicable Company Entity and Comcast AG Shareholder. Such accounting firm shall use commercially reasonable effort to resolve

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the dispute prior to the due date of the disputed tax return, and such accounting firm’s conclusions shall be binding on the relevant Company Entity and the Comcast AG Shareholder. If such accounting firm cannot resolve the dispute prior to the due date of the disputed tax return, such tax return will be filed as originally proposed by the relevant Company Entity, and the applicable Company Entity shall file an amended tax return, within 10 days of such accounting firm’s resolution, reflecting the conclusion of such accounting firm. Any incremental out-of-pocket expenses incurred by any Company Entity or the Manager relating to Comcast AG Shareholder’s dispute of any tax return, including the fees and expenses of the accounting firm’s review of any dispute with respect to a tax return, shall be reimbursed by the Comcast AG Shareholder. The Company, the Manager and Comcast AG Shareholder shall work together in good faith to procure that any such expenses (and any other incremental out-of-pocket expenses that are to be reimbursed by Comcast AG Shareholder pursuant to any provision of this Section 10.19) are reasonable in amount.
ii.At the request of Comcast AG Shareholder, the Manager shall use commercially reasonable efforts to provide information reasonably requested by Comcast AG Shareholder for purposes of determining whether a Controlled Portfolio Company is required by Applicable Law to be included with Comcast or any of its Affiliates in a combined, consolidated or unitary tax return (for the avoidance of doubt, other than by reason of an allocation of items of income, gain, loss, deduction or credit on a “pass through” basis for income tax purposes) (any such tax return, a “Comcast Group Tax Return”) for any taxable period. Any incremental out-of-pocket expenses incurred by the Company, the Manager, or the Controlled Portfolio Company as a result of Comcast AG Shareholder’s request pursuant to this Section 10.19(a)(ii) shall be reimbursed by the Comcast AG Shareholder.
iii.In the event that Comcast or any of its Affiliates is required by Applicable Law to include any Company Entity in a combined, consolidated or unitary tax return (for the avoidance of doubt, other than by reason of an allocation of items of income, gain, loss, deduction or credit on a “pass through” basis for income tax purposes) (any such tax return, a “Comcast Group Tax Return”) for any taxable period, the tax liability of such Company Entity and its Subsidiaries for each such taxable period will be determined on a hypothetical separate tax return basis as if such Company Entity and its Subsidiaries had never been included in any such Comcast Group Tax Return (such tax liability of such Company Entity and its Subsidiaries, the “Company Entity Hypothetical Tax Liability”). If the Company Entity Hypothetical Tax Liability with respect to a taxable period is positive, Comcast shall pay such amount on behalf of such Company Entity, and the Manager shall cause such Company Entity to reimburse Comcast for such amount within 10 days of Comcast’s payment. If the Company Entity Hypothetical Tax Liability with respect to a taxable period is negative, such amount shall carry forward to successive taxable periods and shall reduce the Company Entity Hypothetical Tax Liability for such taxable periods; provided, however, if the aggregate amount of Company Entity Hypothetical Tax Liabilities of such Company Entity for prior taxable periods is positive, Comcast shall pay to such Company Entity an amount equal to the reduction in the tax liability of Comcast or its Affiliates attributable to any Tax Attribute of such Company Entity (“Tax Loss Payment”); provided further that (I) the

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amount of Tax Loss Payment Comcast is required to make to such Company Entity shall not exceed the aggregate amount of Company Entity Hypothetical Tax Liabilities paid by such Company Entity to Comcast for prior taxable periods, (II) Comcast is required to make a Tax Loss Payment only if, and to the extent that, the actual tax liability of such Company Entity on a hypothetical separate tax return basis would have been reduced due to such Tax Attribute and (III) the Company Entity Hypothetical Tax Liabilities for prior taxable periods shall be reduced to reflect any Tax Loss Payment made by Comcast. In no event shall Comcast be required to make available its tax returns (or any other information relating to its taxes) to such Company Entity.
b.The Manager may cause any Company Entity to make, or refrain from making, any tax elections as it determines in its reasonable discretion, including, without limitation, the election under Section 754 of the Code; provided, however, that (i) prior to making any material election with respect to any Company Entity, the Manager shall consult with the Comcast AG Shareholder in good faith and the Manager shall cause any Company Entity not to make any material election that could reasonably be expected to have an adverse effect on Comcast AG Shareholder relative to any other Shareholder without the consent of Comcast AG Shareholder, which consent shall not be unreasonably withheld or delayed; (ii) at the request of Comcast AG Shareholder and to the extent available under Applicable Law, the Manager shall cause a Company Entity to make an election so that such Company Entity would not be included in a combined, consolidated or unitary tax return with Comcast or any of its Affiliates or under a group relief regime with Comcast or any of its Affiliates; (iii) the Manager shall not make an election under Section 1101(g)(4) of the “Bipartisan Budget Act of 2015” to apply the Partnership Audit Reform Rules prior to its effective date provided under Section 1101(g)(1) of the “Bipartisan Budget Act of 2015”; (iv) on or after the effective date of the Partnership Audit Reform Rules and to the extent permissible under Applicable Law, at the request of Comcast AG Shareholder, Manager shall cause any applicable Company Entity to file an election pursuant to Section 6221(b), as promulgated under the “Bipartisan Budget Act of 2015;” and (v) the Manager shall cause the Company to elect to be treated as a partnership for U.S. federal income tax purposes by timely filing Internal Revenue Service Form 8832 and any comparable tax form under applicable provisions of state or local law, and shall refrain from taking any actions inconsistent with its treatment as a partnership for federal, state and local income tax purposes.
c.
i.The Company shall, and the Manager shall cause each Comcast Investment Vehicle to, deliver, no later than five Business Days after the filing of the appropriate income tax returns by the Company or applicable Comcast Investment Vehicle, to each Shareholder a Schedule K-1 showing such Shareholder’s share of income, loss, deductions, gain and credits; provided that the Company shall, and the Manager shall cause each Comcast Investment Vehicle to, use commercially reasonable efforts to provide estimates of the information to be set forth on such Schedule K-1 no later than 60 days after the end of each Tax Year but in no event later than 90 days after the end of each Tax Year. Each Shareholder agrees that such Shareholder shall not treat any item of income, gain, loss or any other Company or Alternative Investment Vehicle item on such Shareholder’s tax return in a manner which is inconsistent with the

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treatment of such item on the Company’s or applicable Alternative Investment Vehicle’s tax return (for the avoidance of doubt, as amended to reflect the resolution of an accounting firm pursuant to Section 10.19(a)(i)). The Company shall, and the Manager shall cause each Comcast Investment Vehicle to, deliver to the Comcast Shareholder estimates of the information necessary for Comcast to determine its estimated taxes payable with respect to a Tax Quarter attributable to Comcast Shareholder’s interest in the Company or a Comcast Investment Vehicle, no later than 30 days after the end of such Tax Quarter; provided, however, that the Company and the Manager shall only be required to provide such information with respect to a tax year for which the aggregate amount of income, or aggregate amount of loss, allocated to Comcast Shareholder is expected to be significant; provided further that any incremental out-of-pocket expenses incurred by any Company Entity or the Manager in connection with the preparation of information for the Comcast Shareholder pursuant to this sentence shall be reimbursed by the Comcast Shareholder. For the avoidance of doubt, any expenses with respect to the preparation and filing of the tax returns for the Company or Comcast Investment Vehicle, including Schedule K-1 provided to the Shareholders, are Manager Expenses pursuant to Section 7.01.
ii.The Manager and the Company shall use commercially reasonable efforts to deliver, at the reasonable request of a Shareholder, such other information as is required for the preparation of its tax returns, including, if requested, state apportionment information. At the request of any Shareholder, the Manager and the Company shall use commercially reasonable efforts to deliver to such Shareholder such information as may be necessary for such Shareholder to file its Schedule UTP and similar other statements or returns that are required to be filed by such Shareholder as a result of its holding of Company Securities. Any incremental out-of-pocket expenses incurred by the Manager, the Company, a Comcast Investment Vehicle, or their Subsidiaries or any Portfolio Company as a result of a request from a Shareholder pursuant to this Section 10.19(c)(ii) shall be reimbursed by such Shareholder.

iii.The Manager agrees to use its commercially reasonable efforts to promptly notify a Shareholder in writing upon becoming aware of any tax filing, reporting or withholding obligations (including, for the avoidance of doubt, any amounts withheld or paid with respect to the Shareholder) and the availability of any refunds or exemptions from withholding, in each case with respect to the Shareholder’s interest in the Company. In the event of any imposition by any governmental authority within the jurisdictions in which the Company makes its investments of any income tax liability on a Shareholder’s share of the Company’s income or of any tax liability arising out of a Shareholder’s interest in the Company, in each case, on a net income basis, the Company shall use commercially reasonable efforts to provide the Shareholder with sufficient information so as to permit the Shareholder to claim any deduction or credit with respect to such taxes and to complete all requisite tax forms, reports or filings. In addition, if requested in writing by a Shareholder, the Company shall use its commercially reasonable efforts to obtain on behalf of the Shareholder, or to assist the Shareholder in obtaining, any available tax refunds or exemptions from withholding tax arising out of the Shareholder’s interest in the Company. Any incremental out-of-pocket expenses

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incurred by any Company Entity, Portfolio Company or the Manager as a result of a request from a Shareholder pursuant to this Section 10.19(c)(iii) shall be reimbursed by such Shareholder.
d.(i) ManagementCo Shareholder is hereby designated as the Company’s “tax matters partner” under Section 6231(a)(7) of the Code (as in effect prior to amendment by the “Bipartisan Budget Act of 2015”) or any comparable law (the “Tax Matters Partner”), with all powers and responsibilities of a “tax matters partner” as defined in Section 6231(a)(7)(A) of the Code (as in effect prior to amendment by the “Bipartisan Budget Act of 2015”) or any comparable law and (ii) ManagementCo Shareholder (or such other Person designated by ManagementCo Shareholder) is hereby designated as the Company’s “partnership representative” within the meaning of Section 6223 of the Code or any comparable law (the “Partnership Representative”), and, in each case, is granted the corresponding designation under any similar provisions of state, local or non-U.S. law. ManagementCo Shareholder shall also be authorized to appoint, and shall appoint, a natural person to serve as the “designated individual”, within the meaning of Sections 6221 through 6242 of the Code together with any Regulations and guidance issued thereunder (the “Designated Individual”), to act on behalf of the Partnership Representative. The Tax Matters Partner or the Partnership Representative, as applicable, shall act in good faith in fulfilling its responsibilities. In the event that the Tax Matters Partner, the Partnership Representative or the relevant Company Entity is notified (in writing) by a taxing authority that the relevant Company Entity is the subject of an audit or examination by a taxing authority of any federal income, material foreign, state or local income, or material franchise tax return (a “Tax Contest”), the Tax Matters Partner or the Partnership Representative, as applicable, shall promptly provide to the Shareholders a written notice informing the Shareholders that the applicable Company Entity is the subject of a Tax Contest, shall keep the Shareholders reasonably informed of material developments relating to such audit or examination and shall permit the Comcast AG Shareholder to participate in the conduct and settlement of any proceeding with respect to any Tax Contest (it being understood that ManagementCo Shareholder shall retain control of the conduct and settlement of any such Tax Contest except to the extent of the consent right of Comcast AG Shareholder specified in the immediately succeeding sentence). The Tax Matters Partner or the Partnership Representative, as applicable, shall not agree to any settlement, resolution or closing or other agreement with respect to a Tax Contest involving any significant issue or item without the consent of Comcast AG Shareholder, which consent shall not be unreasonably withheld or delayed. Expenses of any administrative proceedings undertaken by the Tax Matters Partner or the Partnership Representative, as applicable, shall be Company Expenses other than incremental out-of-pocket expenses of Manager or any Company Entity relating to Comcast AG Shareholder’s exercise of its consent right hereunder, which expenses shall be reimbursed by Comcast AG Shareholder, and the expenses of Comcast AG Shareholder in exercising its participation rights hereunder, which shall be borne by Comcast AG Shareholder.
e.The Manager shall not cause the Company, any Comcast Investment Vehicle and their Subsidiaries to engage, and the Manager shall not knowingly cause any other Company Entity to engage, directly or indirectly, in a transaction that, as of the date the Company Entity enters into a binding contract to engage in such transaction, is a

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“listed transaction” as defined in U.S. Treasury Regulation Section 1.6011-4(b)(2). The Manager will undertake reasonable due diligence to determine whether any transaction to be engaged in by any Company Entity is a “listed transaction” or a “prohibited reportable transaction” as defined in Section 4965(e)(1)(C) of the Code. If the Manager has knowledge that any Company Entity has engaged directly or indirectly in a transaction that is a “listed transaction” or a “prohibited reportable transaction”, it shall (i) promptly notify the Shareholders of such determination and (ii) provide each Shareholder with any requested information needed by such Shareholder to fulfill its reporting or disclosure obligations in respect of such transaction.
f.The Manager may, in its reasonable discretion, take any steps that it deems necessary or advisable to cause the Company to comply with the tax laws of non-U.S. jurisdictions.
Section 10.20.    Tax Year. The Company shall elect the calendar year as its taxable year (“Tax Year”), unless otherwise required by Applicable Law.
Section 10.21.    Portfolio Company Debt. The Company will not permit any controlled Portfolio Companies to incur, create, issue, assume or guarantee any Debt unless such Debt is Non-Recourse to Comcast, and the Company shall use commercially reasonable efforts in structuring any such Debt to minimize the amount of any income inclusion by a Shareholder relating to such Debt pursuant to Section 956 of the Code.
Section 10.22.    Comcast Securities. 99 The Company agrees that it will not acquire, directly or through any Alternative Investment Vehicle or controlled Portfolio Company, any equity securities or equity-related securities (including preferred equity, convertible debt or similar securities) or debt securities issued by Comcast or any of its Affiliates or Comcast Permitted Spin Transferee or any of its Affiliates.

ARTICLE 11
Winding-Up and Dissolution of the Company

Section 11.01.    Winding-Up of the Company.

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a.Subject to Applicable Law, the Company’s affairs shall be wound up upon the earliest of:
i.the unanimous agreement of the Shareholders;
ii.the election by Comcast AG Shareholder or ManagementCo Shareholder, with effect only after the termination of the Commitment Period (taking into account any extension or early termination thereof in accordance with the terms of this Agreement);
iii.at Comcast AG Shareholder’s election, the third anniversary of the occurrence of an Initial CEO Event (provided that, if at any time during such three year period, neither Alexander D. Evans nor David L. Caplan is serving in a senior management role with respect to the Company with responsibilities at least comparable to their responsibilities on the Commencement Date, the Comcast AG Shareholder may elect to require that the Company be wound up commencing at such time as neither of such individuals is serving in such capacity); and
iv.at Comcast AG Shareholder’s election, the occurrence of a Cause Event (each of clauses (i) through (iv), a “Wind-Up Event”).
b.Subject to Article 9, upon the occurrence of a Wind-Up Event, the Manager shall be the liquidator to wind-up the affairs of the Company and shall conduct an orderly disposition of the assets of the Company, including Portfolio Company Securities (collectively, “Company Assets”), in a manner consistent with the best interests of the Company, taking into account market conditions and legal and contractual considerations. The Manager shall determine in its reasonable discretion which Company Assets shall be sold and which Company Assets shall be retained for distribution in kind to the Shareholders. The Manager shall consider in good faith tax efficient structuring among other relevant factors in connection with the disposition or distribution of Company Assets pursuant to this Section 11.01(b). Subject to Applicable Law, after all liabilities of the Company have been satisfied or duly provided for, the remaining Company Assets shall be distributed to the Shareholders in accordance with Article 8 and this Article 11.
c.In the discretion of the liquidator, and subject to Applicable Law, a portion of the distributions that would otherwise be made to the Shareholders pursuant to this Section 11.01 may be:
i.distributed to a trust established for the benefit of the Shareholders for purposes of liquidating Shareholder assets, collecting amounts owed to the Shareholders, and paying any liabilities or obligations of the Company arising out of, or in connection with, this Agreement or the Company’s affairs; or
ii.withheld, with respect to any Shareholder, to provide a reserve for the payment of such Shareholder’s share of future Company Expenses; provided that such withheld amounts shall be distributed to the Shareholders as soon as the liquidator determines, in its reasonable discretion, that it is no longer necessary to retain such amounts.
The assets of any trust established in connection with clause (i) above shall be distributed to the Shareholders from time to time, in the discretion of the liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Shareholder pursuant to this Agreement.

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d.Each Shareholder shall look solely to the assets of the Company for the return of such Shareholder’s aggregate Capital Contributions, and no Shareholder shall have priority over any other Shareholder as to the return of such Capital Contributions.
e.After the liquidator has distributed the assets of the Company in accordance with this Section 11.01, the liquidator shall do all such acts required to wind up the Company in accordance with the Companies Law (2013 Revision) of the Cayman Islands.

Section 11.02.    Clawback.
a.ManagementCo Shareholder acknowledges and agrees that the aggregate amount of Class II Distributions that it is entitled to receive in its capacity as the Class II Shareholder (the “Class II Maximum Amount”) shall not exceed the lesser of (i) 12.5% of the excess, if any, of (A) the aggregate amount of distributions pursuant to Sections 8.02 and 11.01 over (B) the aggregate amount of Capital Contributions made by all Shareholders; and (ii) the excess, if any, of (A) the aggregate amount of distributions pursuant to Sections 8.02 and 11.01 over (B) the amount necessary to be distributed to the Class I Shareholders pursuant to Sections 8.02 and 11.01 such that each Class I Shareholder shall have received a Priority Return in respect of each Capital Contribution made by such Shareholder.
b.Upon the occurrence of a Wind-Up Event (the date of the occurrence of a Wind-Up Event, the “Interim Clawback Date”), the Manager shall calculate the Class II Maximum Amount and determine the amount, if any, the Class II Shareholder would be required to return pursuant to Section 11.02(c), in each case based upon a hypothetical liquidation of the Company as if all of the Company Assets were sold at the Quarterly Value thereof and the net assets of the Company were distributed as of such Interim Clawback Date in accordance with Section 11.01 after giving effect to such hypothetical liquidation (the “Interim Clawback Amount”). If there is an Interim Clawback Amount, the Class II Shareholder shall repay to the Company, for distribution (subject to Applicable Law) to the Class I Shareholders (pro rata in accordance with Section 8.02 or Section 11.01), an amount of cash equal to the Interim Clawback Amount; provided that in no event shall the Class II Shareholder be obligated to repay an amount that is greater than the aggregate Class II Distributions previously received by the Class II Shareholder less the excess of the deemed income tax liability (calculated based on the Tax Rate) on the income allocated to the Class II Shareholder over the amount of any corresponding deemed tax benefit (calculated based on the Tax Rate) arising out of the payment described in this paragraph in the taxable year in which such payment is made, in each case determined without reference to any item of income, gain, expense, loss or credit other than such items arising out of the Class II Shareholder’s activities as a Shareholder of the Company. To the extent that there have been any distributions in kind of Marketable Securities or other non-cash Company Assets to the Class II Shareholder, the amount of the deemed income tax liability associated with such distributions shall be the value of such distributed Marketable Securities and Company Assets (as determined for purposes of making the applicable distribution under Section 8.02 or Section 11.01) multiplied by the applicable Tax Rate. Any amount that the Class II Shareholder pays to

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the Company pursuant to this Section 11.02(b) shall not be treated as a Capital Contribution. The amount of any distribution to a Class I Shareholder pursuant to this Section 11.02(b) shall, for purposes of applying Section 8.02 and Section 11.01, be treated as having been made pursuant to Section 8.02 or Section 11.01 and shall be taken into account in determining the amounts that are distributable thereafter to such Class I Shareholder pursuant to Section 8.02 and Section 11.01.
c.If, after giving effect to (i) any payments pursuant to Section 11.02(b) and (ii) the final allocations and distributions pursuant to Section 11.01, the Class II Shareholder shall have received aggregate Class II Distributions in excess of the Class II Maximum Amount, the Class II Shareholder shall repay to the Company, for distribution (subject to Applicable Law) to the Class I Shareholders (pro rata in accordance with Section 8.02 or Section 11.01) an amount of cash equal to the excess of the aggregate Class II Distributions over the Class II Maximum Amount; provided that in no event shall the Class II Shareholder be obligated to repay an amount that is greater than the aggregate Class II Distributions previously received by the Class II Shareholder less the excess of the deemed income tax liability (calculated based on the Tax Rate) on the income allocated to the Class II Shareholder over the amount of any corresponding deemed tax benefit (calculated based on the Tax Rate) arising out of the payment described in this paragraph in the taxable year in which such payment is made, in each case determined without reference to any item of income, gain, expense, loss or credit other than such items arising out of the Class II Shareholder’s activities as a Shareholder of the Company. Any amount that the Class II Shareholder pays to the Company pursuant to this Section 11.02(c) shall not be treated as a Capital Contribution. The amount of any distribution to a Class I Shareholder pursuant to this Section 11.02(c) shall, for purposes of applying Section 8.02 and Section 11.01, be treated as having been made pursuant to Section 8.02 or Section 11.01 and shall be taken into account in determining the amounts that are distributable thereafter to such Class I Shareholder pursuant to Section 8.02 and Section 11.01.
d.In the event that the Class II Shareholder is obligated under Section 11.02(b) or Section 11.02(c) to return to the Company a portion of the Class II Distributions received from the Company, to the extent the Class II Shareholder has insufficient funds to meet such obligations, (i) each limited partner or former limited partner of the Class II Shareholder shall be severally obligated to return its pro rata share of such amounts (based on the amounts paid to or for the account of such limited partner relating to Class II Distributions). Each limited partner of the Class II Shareholder shall execute and deliver a guarantee, for the benefit of the Company and the Shareholders, of the performance of his or her obligation to return up to his or her pro rata share of any amount required to be returned by the Class II Shareholder to the Company pursuant to Section 11.02(b) or c).

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ARTICLE 12
Miscellaneous
Section 12.01.    Binding Effect; Assignability; Benefit.
a.This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.
b.Neither this Agreement nor any right or obligation arising hereunder or by reason hereof shall be assignable, delegable or otherwise transferable by any party hereto pursuant to any Transfer of Company Securities or otherwise, except that (i) Comcast Shareholder may assign its rights or obligations arising hereunder to the extent contemplated by Section 5.03 and Section 10.08 and (ii) ManagementCo Shareholder may assign its rights or obligations hereunder to the extent contemplated by Section 5.03; provided that no such assignment shall relieve ManagementCo Shareholder of any of its obligations hereunder.
c.Except as provided in Section 10.06(e), nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights or obligations under or by reason of this Agreement.
Section 12.02.    Notices. All notices, requests and other communications to any party shall be in writing and shall be delivered in person, by reputable overnight courier service, mailed by certified or registered mail, return receipt requested, or sent by electronic mail:
if to the Company to:
Atairos Group, Inc.
40 Morris Avenue
Bryn Mawr, PA 19010
Attention:         Michael J. Angelakis
E-mail:            m.angelakis@atairos.com

Atairos Group, Inc.
620 Fifth Avenue
New York, NY 10020
Attention:         David L. Caplan
E-mail:            d.caplan@atairos.com

with copies to Comcast and the Manager at the addresses listed below;
if to Comcast Shareholder, to:

Comcast AG Holdings, LLC
c/o Comcast Corporation
One Comcast Center
1701 John F. Kennedy Boulevard
Philadelphia, Pennsylvania 19103
Attention:         Arthur R. Block

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E-mail:            art_block@comcast.com

Comcast Spectacor Ventures, LLC
c/o Comcast Corporation
One Comcast Center
1701 John F. Kennedy Boulevard
Philadelphia, Pennsylvania 19103
Attention:         Arthur R. Block
E-mail:            art_block@comcast.com

with a copy to:
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention:        Thomas J. Reid
E-mail:            tom.reid@davispolk.com
Attention:        William H. Aaronson
E-mail:            william.aaronson@davispolk.com

if to ManagementCo Shareholder, to:
Atairos Partners, L.P.
40 Morris Avenue
Bryn Mawr, PA 19010
Attention:         Michael J. Angelakis
E-mail:            m.angelakis@atairos.com

Atairos Partners, L.P.
620 Fifth Avenue
New York, NY 10020
Attention:         David L. Caplan
E-mail:            d.caplan@atairos.com

with a copy to:
Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, Massachusetts 02199-3600
Attention:         John B. Ayer

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E-mail:            john.ayer@ropesgray.com

if to the Manager, to:
Atairos Management, L.P.
40 Morris Avenue
Bryn Mawr, PA 19010
Attention:         Michael J. Angelakis
E-mail:            m.angelakis@atairos.com

Atairos Management, L.P.
620 Fifth Avenue
New York, NY 10020
Attention:         David L. Caplan
E-mail:            d.caplan@atairos.com

with a copy to:
Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, Massachusetts 02199-3600
Attention:        John B. Ayer
E-mail:            john.ayer@ropesgray.com

if to Comcast, to:
Comcast Corporation
One Comcast Center
1701 John F. Kennedy Boulevard
Philadelphia, Pennsylvania 19103
Attention:         Arthur R. Block
E-mail:            art_block@comcast.com

with a copy to:
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention:        Thomas J. Reid
E-mail:            tom.reid@davispolk.com
Attention:        William H. Aaronson
E-mail:            william.aaronson@davispolk.com

or such other address or electronic mail address as such party may hereafter specify for the purpose by notice to the other parties hereto.
All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received (evidenced, in the case of electronic mail, by electronic confirmation of receipt) prior to 5:00 p.m. in the place of receipt and

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such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Any notice, request or other written communication sent by electronic mail transmission shall be confirmed by certified or registered mail, return receipt requested, posted within one Business Day, or by personal delivery, whether courier or otherwise, made within two Business Days after the date of such electronic mail transmissions.

Section 12.03.    Amendment; Waiver; Consent.
a.Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this agreement, or in the case of a waiver, by the party against whom the waiver is to be effective; provided, however, that notwithstanding the foregoing or anything to the contrary in this Agreement, unless otherwise specifically contemplated with respect to a particular provision, the written, signed consent of Comcast AG Shareholder to amend, waive or consent to any provision of this Agreement (including those set forth in Article 4, Section 6.01(c) and Section 10.17) shall be sufficient to constitute the consent on behalf of Comcast Shareholder (including on behalf of Comcast Spectacor Shareholder).
b.No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
c.The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.

Section 12.04.    Fees and Expenses. Subject to Article 7, all costs and expenses incurred in connection with the preparation of this Agreement, or any amendment or waiver hereof, and the transactions contemplated hereby shall be paid by the party incurring such costs or expenses.

Section 12.05.    Governing Law. 2 This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the conflict of laws rules of such state.

Section 12.06.    Jurisdiction. The parties agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with,

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this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in the Borough of Manhattan in New York, New York, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any cause of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 12.02 shall be deemed effective service of process on such party.
Section 12.07.    WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 12.08.    Specific Performance. The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.
Section 12.09.    Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication).
Section 12.10.    Entire Agreement. This Agreement, the Memorandum and Articles of Association, the ManagementCo Shareholder Partnership Agreement, the Management Agreement, the Letter Agreement and the Spectra Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersede all prior and contemporaneous agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter hereof and thereof. Without limiting the foregoing, upon the effectiveness of the Original Agreement, the New Company - Binding Agreement dated as of March 31, 2015 by and between Comcast and the Initial CEO was terminated as of the date of the Original Agreement and is of no further force and effect.
Section 12.11.    Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid,

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void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.
Section 12.12.    Guarantee.
(e)Subject to Section 12.12(b), Comcast hereby irrevocably and unconditionally guarantees (the “Comcast Guarantee”) to the Company, ManagementCo Shareholder and the Manager the prompt and full discharge by Comcast Shareholder of all of Comcast Shareholder’s covenants, agreements, obligations and liabilities under this Agreement including the due and punctual payment of all amounts which are or may become due and payable by Comcast Shareholder hereunder when and as the same shall become due and payable (collectively, the “Comcast Shareholder Obligations”), in accordance with the terms hereof. Comcast acknowledges and agrees that, with respect to all Comcast Shareholder Obligations to pay money, such guaranty shall be a guaranty of payment and performance and not of collection and shall not be conditioned or contingent upon the pursuit of any remedies against Comcast Shareholder. If Comcast Shareholder shall default in the due and punctual performance of any Comcast Shareholder Obligation, including the full and timely payment of any amount due and payable pursuant to any Comcast Shareholder Obligation, Comcast will forthwith perform or cause to be performed such Comcast Shareholder Obligation and will forthwith make full payment of any amount due with respect thereto. Upon performance by Comcast of any Comcast Shareholder Obligation, Comcast shall be subrogated to the rights of Comcast Shareholder against the Company, ManagementCo Shareholder or the Manager, as the case may be, with respect to such Comcast Shareholder Obligation.
(f)Notwithstanding Section 12.12(a), upon the Transfer of any Comcast Shareholder Obligations in accordance with this Agreement to any Person that is not an Affiliate of Comcast (including any obligations of Comcast Shareholder that are indirectly allocated to a Comcast Permitted Spin Transferee pursuant to Section 5.03(c)(ii)), the Comcast Guarantee shall automatically be revoked and cease to be in effect with respect to such Comcast Shareholder Obligations first arising after the effective date of the relevant Transfer (and otherwise the Comcast Guarantee shall remain in effect).
Section 12.13.    Representations.
a.Each of Comcast Shareholder, ManagementCo Shareholder, the Manager and Comcast, severally but not jointly, for itself and not for any other party to this

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Agreement, represents and warrants to the Company and to each of the others as of the date hereof that:
i.Existence and Power. Such Person is an entity duly formed, validly existing and in good standing under the laws of its jurisdiction of formation and has all powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not, individually or in the aggregate, reasonably be expected to have an effect that is adverse and material to such Person’s ability to consummate the transactions contemplated hereby.
ii.Authorization. The execution, delivery and performance by such Person of this Agreement and the consummation by such Person of the transactions contemplated hereby are within such Person’s powers and, if applicable, have been duly authorized by all necessary corporate action on the part of such Person. This Agreement constitutes a valid and binding agreement of such Person, enforceable in accordance with its respective terms, except to the extent enforceability thereof may be limited by bankruptcy, insolvency, reorganization and other similar Applicable Laws affecting the enforcement of creditor’s rights generally and by general principles of equity.
iii.Noncontravention.  The execution, delivery and performance by such Person of this Agreement and the consummation by such Person of the transactions contemplated hereby do not and will not (A) violate the organizational documents of such Person, (B) violate any Applicable Law or (C) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of such Person or to a loss of any benefit to which such Person is entitled under, any provision of any agreement or other instrument binding upon such Person with such exceptions, in the case of clause (B) and (C), as would not, individually or in the aggregate, reasonably be expected to have an effect that is adverse and material to such Person’s ability to consummate the transactions contemplated hereby.
b.Each of Comcast Shareholder and ManagementCo Shareholder, severally but not jointly, for itself and not for the other, represents and warrants to the Company and to the other as of the date hereof and as of each date on which Company Securities are issued to such Person pursuant to Section 2.04(b), that:

i.Purchase for Investment. Such Person is acquiring the Company Securities for investment for its own account and not with a view to, or for sale in connection with, any distribution thereof and such Person (either alone or together with its advisors) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Company Securities, and such Person is capable of bearing the economic risks of such investment for an indefinite period of time and is aware that Transfer of the Company Securities may

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not be possible because (A) such Transfer will be subject to contractual restrictions on Transfer set forth in this Agreement and (B) the issuance of the Company Securities has not been registered under the Securities Act or any applicable state securities laws and, therefore, the Company Securities cannot be sold unless such sale is registered under the Securities Act and such applicable state securities laws or an exemption from such registration is available.
ii.Not a Registered Offering.  Such Person understands that the Company Securities have not been registered either with the SEC or with the securities commission of any state and are being offered and sold pursuant to private offering exemptions therefrom, and that no Governmental Authority has recommended or endorsed the Company Securities or made any finding or determination relating to the adequacy or accuracy of information provided to such Person or to the fairness for public investment of interests in the Company.
iii.Source of Funds.  Such Person has sufficient cash, available lines of credit or other sources of immediately available funds (or, with respect to Comcast Spectacor Shareholder, property) to enable it to make payment of such Purchaser’s Available Capital Commitment.
Section 12.14.    Safe Harbor Rules. The ManagementCo Shareholder is authorized and directed to elect to have the “Safe Harbor” described in the proposed Revenue Procedure set forth in Internal Revenue Service Notice 2005-43 (the “Notice”) apply to any interest in the Company transferred to a service provider by the Company on or after the effective date of such Revenue Procedure in connection with services provided to the Company. Under the Safe Harbor, the value of an interest that is transferred in connection with the performance of services (a “Safe Harbor Interest”) is treated as being equal to the liquidation value of that interest. For purposes of making such Safe Harbor election, the ManagementCo Shareholder is designated as the “partner who has responsibility for federal income tax reporting” by the ManagementCo Shareholder and, accordingly, execution of such Safe Harbor election by the ManagementCo Shareholder constitutes execution of a “Safe Harbor Election” in accordance with Section 3.03(1) of the Notice. The Company and each Shareholder agree to comply with all requirements of the Safe Harbor described in the Notice, including, without limitation, the requirement that each Shareholder prepare and file all federal income tax returns (to the extent it is required to file such returns) reporting the income tax effects of each Safe Harbor Interest issued by the Company in a manner consistent with the requirements of the Notice. Each Shareholder’s obligations to comply with the requirements of this Section 12.14 shall survive the Shareholder’s ceasing to be a Shareholder of the Company and/or the winding up and/or termination of the Company, and for purposes of this Section 12.14, the Company shall be treated as continuing in existence. The ManagementCo Shareholder is authorized to amend the provisions in this Agreement to the extent necessary to achieve substantially the same tax treatment with respect to any interest in the Company transferred to a service provider by the Company in connection with services provided to the Company as set forth in Section 4 of the Notice (e.g., to reflect changes from the rules set forth in the Notice in subsequent Internal Revenue Service guidance), provided that such amendment is not adverse to any Shareholder (as compared with the after-tax consequences that would result if the provisions of the Notice applied to all interests in

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the Company transferred to a service provider by the Company in connection with services provided to the Company).
Section 12.15.    Advisers Act. Each Shareholder agrees that it is not an advisory client of the Manager, ManagementCo Shareholder or any of their respective Affiliates for purposes of the Advisers Act in connection with the decision to invest in, or otherwise in connection with its investment in, the Company. The Board may, in its sole discretion, grant on behalf of the Company any approvals or consents required to be given by clients of the Manager or its Affiliates under the Advisers Act with respect to the Company in respect of (a) any and all disclosures and approvals required under Section 206(3) thereof, and (b) any consent to a transaction that would result in the “assignment” (within the meaning of the Advisers Act) of the Management Agreement. Such approval or consent of the Board shall constitute all necessary disclosures to and approvals or consents of a client for purposes of the Advisers Act. This Section 12.15 shall not prevent or restrict any vote, consent or approval of any Shareholder otherwise expressly required under the terms of this Agreement, including Sections 4.01(l) and 5.03, or the Letter Agreement in order for the Company, the Manager, ManagementCo Shareholder or any of their respective Affiliates to take or refrain from taking any specified action. Nothing contained in this Agreement shall constitute a waiver by any Shareholder of any of its legal rights under applicable federal securities laws or any other Applicable Law whose applicability is not permitted to be contractually waived.

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[Remainder of page is intentionally blank.]

Signature Page to Second Amended and Restated Shareholders Agreement of Atairos Group, Inc.

#91677011v2

Signature Page to Second Amended and Restated Shareholders Agreement of Atairos Group, Inc.

#91677011v2
IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.
COMPANY:

ATAIROS GROUP, INC.
By:	/s/ Clare McGrory
	Name:	Clare McGrory
	Title:	Chief Financial Officer

SHAREHOLDERS:

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Comcast AG Holdings, LLC
By:	/s/ Marc A. Rockford
	Name:	Marc A. Rockford
	Title:	Vice President

Comcast SPECTACOR VENTURES, LLC
By:	/s/ Philip Weinberg
	Name:	Philip Weinberg
	Title:	President

ATAIROS PARTNERS, L.P. By: Atairos Partners GP, Inc., its general partner
By:	/s/ Clare McGrory
	Name:	Name:
	Title:	Title:

MANAGER:

ATAIROS MANAGEMENT, L.P. By: Atairos Family GP, Inc., its general partner
By:	/s/ Clare McGrory
	Name:	Name:
	Title:	Title:

COMCAST:

(solely for purposes of the Comcast Provisions)

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COMCAST CORPORATION
By:	/s/ Marc A. Rockford
	Name:	Marc A. Rockford
	Title:	Vice President

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#91677011v2

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#91677011v2
SCHEDULE I
Capitalization

Shareholder	Initial Class I-A Shares	Initial Class I-B Shares	Initial Class II Shares	Capital Commitment
Comcast AG Shareholder	100	0	0	$5,000,000,000 minus the Capital Commitment of Comcast Spectacor Shareholder*
Comcast Spectacor Shareholder	100	0	0	An amount equal to the “Acquiror Capital Contribution” as defined in, and subject to adjustment pursuant to, the Spectra Agreement*
ManagementCo Shareholder	0	100	100	$50,000,000 - 100,000,000**

*    Comcast Shareholder’s Capital Commitment is not subject to adjustment without the consent of Comcast AG Shareholder. Effective as of January 1, 2016, Comcast Shareholder’s aggregate Capital Commitment is $4,000,000,000. Effective July 1, 2018, Comcast Shareholder’s aggregate Capital Commitment is $5,000,000,000.
**    ManagementCo Shareholder’s Capital Commitment may be adjusted by ManagementCo Shareholder from time to time by giving written notice of such adjustment to the Company and Comcast Shareholder; provided that, without Comcast Shareholder’s prior written consent, (i) ManagementCo Shareholder’s Capital Commitment may not be increased to an amount greater than $100,000,000 and

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(ii) except to the extent that such decrease is caused by the termination of the Initial CEO’s capital commitment to ManagementCo Shareholder pursuant to the Letter Agreement, ManagementCo Shareholder’s Capital Commitment may not be decreased to an amount less than $50,000,000 (the “ManagementCo Shareholder Capital Commitment Floor”); provided, further, that, if the Manager fails to maintain an office outside of the United States at any time after January 1, 2019 (either because the office has not opened or is subsequently closed) and as a result the portion of the Non-U.S. Capital Commitment of each Shareholder that has not been called pursuant to a Drawdown Notice prior to such time is canceled, then the ManagementCo Shareholder Capital Commitment Floor shall be proportionally decreased on a straight-line basis by up to $10,000,000 (by way of example, if 75% of the Non-U.S. Capital Commitment of each Shareholder is canceled, then the ManagementCo Shareholder Capital Commitment Floor will be reduced by $7,500,000 and will thereafter be equal to $42,500,000). Effective as of January 1, 2016, ManagementCo Shareholder’s Capital Commitment was $59,875,000. Effective July 1, 2018, ManagementCo Shareholder’s Capital Commitment is $69,875,000.
SCHEDULE II
Comcast Core Business Exclusions

Healthcare- and pharma-related industries
Natural resources-, energy- and power-related industries
Public utilities, such as water and electricity related industries
Financial services industries
Print and publishing media industries
Radio- and music-related industries
Outdoor advertising industries
Real estate- and property-related industries
Hospitality-related industries
Software technology industries unrelated to a Core Business
E-commerce industries unrelated to a Core Business
Retail industries
Consumer products industries
Food- and beverage-related industries
Industrial and manufacturing industries
Automotive- and transportation-related industries
Logistics industries

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Consulting- and technical services-related industries
Education- and training services-related industries

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#91677011v2
SCHEDULE III
Cash Management Policy

Security Type	Minimum credit rating	Maximum maturity	Maximum exposure as a % of all cash invested pursuant to Section 2.03	Maximum issuer exposure as a % of all cash invested pursuant to Section 2.03
US Treasury Securities	AAA/Aaa	5 Years	No Limit	No Limit
US Government Agency Obligations	AAA/Aaa	1 Year	25%	25%
Obligations of Foreign Governments and Supranational Organizations	AAA/Aaa	3 Months	25%	25%
Commercial Paper USD, Euro and GBP	A-1/P-1 A-2/P2 F1/F2	13 Months 3 Month	25% 15%	5% 3%
Certificates of Deposit (Domestic, Eurodollar and Yankee), Eurodollar Deposits, Time Deposits, Banker's Acceptance, Bank Obligations	A-1/P-1 F1/F2	13 Months	25%	5%
Corporate Debt Securities (Fixed and Variable)	AA/Aa2	13 Months	15%	5%
Repurchase Agreements	Collateralized US Treasury Collateralized US Agency	Overnight Overnight	No Limit 25%	No Limit 25%
Local, City, State Government & Agency Obligations	AA/Aa2	13 Months	25%	5%
Money Market Funds-Taxable and Municipal Domestic and International	AAA-rated, 2a7 compliant, IMMFA compliant	NA	No limit	7%

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#91677011v2
SCHEDULE IV
Strategic Co-Investor Exclusions

Any of the following entities (or their successors) that is engaged in competition with Comcast’s businesses, directly or indirectly through any parent, Subsidiary, Affiliate, joint venture, partnership or otherwise:

Altice N.V.
AT&T Inc. (including DirectTV)
CBS Corporation
CenturyLink, Inc.
Charter Communications, Inc.
Cox Communications, Inc.
Discovery Communications, Inc.
DISH Network Corporation
EchoStar Holding Corporation
Epix Joint Venture
EW Scripps Co.
Frontier Communications Corporation
Hulu, LLC
Liberty Media Corp.
Netflix, Inc.
Roku, Inc.
Sony Corporation of America
Sprint Corporation
T-Mobile USA, Inc.
The Walt Disney Company (including ABC)
Time Warner Inc. (including HBO, Turner and Warner Bros.)
Time Warner Cable Inc.
TiVo Inc.
Twenty-First Century Fox, Inc.

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Verizon Communications, Inc.
Viacom Inc. (including DreamWorks and Paramount)

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